AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

AMENDMENT NO. 2 TO THE

PRELIMINARY OFFERING CIRCULAR DATED ________, 2024

CANCERVAX, INC.

351 Paseo Nuevo, Floor 2

Santa Barbara, CA 93101

(805) 356-1810

www.cancervax.com

UP TO 2,380,953 SHARES OF COMMON STOCK AND UP TO 714,285 BONUS SHARES

PRICE: $2.10 PER SHARE

	Price to public		Underwriting discount and commissions (3)	Proceeds to issuer (1)	Proceeds to other persons
Per share	$ 2.10	(1)	$0.021	$2.079	$02.068
Total Maximum	$5,000,000.00	(2)	$50,000.00	$4,950,000.00	$25,000.00

(1)	Does not account for the expenses of the offering. See “Use of Proceeds” for estimated offering expenses payable by the Company in connection with this offering. The Company expects that the amount of other expenses of the offering that it will pay will be approximately $98,000.

(2)	CancerVax, Inc. (“CancerVax” or “the Company”) is offering up to 2,380,953 shares of Common Stock, par value $0.001 per share, plus up to 714,286 additional shares of Common Stock eligible to be issued as bonus shares (the “Bonus Shares”) to investors based upon an investor’s investment level. No additional consideration will be received by the company for the issuance of Bonus Shares and the company will absorb the cost of the issuance of the Bonus Shares. The Price per Share above does not include the effective discount that would result from the issuance of Bonus Shares. If eligible for Bonus Shares, investors will receive the greater amount of Bonus Shares for which they are eligible and are not cumulative even if investors would qualify for multiple eligibility categories for receipt of Bonus Shares. See “Plan of Distribution” on page 32 and “Securities Being Offered” on page 61 for further details.

The Company is seeking to raise up to $5,000,000 from the sale of Common Stock. The Total Maximum Amount does not include $1,500,000, the value of the Bonus Shares (assuming the maximum number of Bonus Shares are issued in this Offering). The Company shall not receive such amounts because investors are not paying the purchase price for such Bonus Shares.

(3)	The Company has engaged Dalmore Group, LLC (“Dalmore Group”) to act as the broker-dealer in this offering as set forth in “Plan of Distribution.”. The Company has also retained Dalmore Group’s affiliate, Dalmore Technology LLC, to perform administrative and technology-related functions in connection with this offering. The Company will pay a cash commission of 1% to Dalmore Group on sales of the Common Stock (excluding Bonus Shares). The Company has paid a $5,000 advance fee for reasonable accountable out-of-pocket expenses actually anticipated to be incurred by Dalmore Group and $20,000 in consulting fees. The Company is also responsible for a pass-through fee of $1,250 for Dalmore’s filing FINRA as well as a $1,000 fee charged for each additional 1-APOS filing done by Dalmore. See “Plan of Distribution” on page 32 for details of compensation payable to third parties in connection with the offering.

All investors will be required to purchase securities pursuant to a subscription agreement which appears as an Exhibit to the Offering Statement of which this Offering Circular forms a part, and which is irrevocable.

Our common stock is not currently listed or quoted on any exchange.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date upon which the Securities and Exchange Commission qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the Company in its sole discretion. The Company may undertake one or more closings on a rolling basis. There is no minimum amount for this offering. After each closing, funds tendered by investors will be available to the Company. The offering is being conducted on a best-efforts basis without any minimum target.

INVESTING IN THE COMMON STOCK OF CANCERVAX, INC. IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 6 TO READ ABOUT THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER BEFORE BUYING THE COMMON STOCK OF THE COMPANY.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV AND CONSULTING WITH YOUR INDIVIDUAL FINANCIAL AND LEGAL ADVISORS.

Sales of these securities will commence on approximately ________, 2024.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.

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In this Offering Circular, the term “CancerVax”, “we”, “us”, “our” or “the Company” refers to CancerVax Inc.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

Overview

CancerVax was incorporated under the laws of the State of Nevada on March 26, 2021 as “CancerVax, Inc.”

CancerVax is a pre-clinical biotechnology company working with the University of California at Los Angeles (“UCLA”) to develop innovative cancer immunotherapy treatments that use the body’s immune system to fight cancer. All of our immunotherapy technologies are designed to be delivered as simple injections. We look forward to the day when treating cancer will be as simple as getting a flu shot, which we believe is a better way to treat cancer.

Our development pipeline at UCLA includes:

1.	Children’s Cancer - A disease-specific immunotherapy targeted at treating Ewing sarcoma, a rare but deadly bone and soft tissue cancer that affects children and young adults.
2.	Universal Cancer Vaccine Platform (UCV) - A novel and customizable Universal Cancer Vaccine Platform, to be delivered as a shot, that uses cutting-edge bioengineering and molecular technologies to uniquely detect, mark and kill only cancer cells. By forcing cancer cells to express a unique marker not found in healthy cells, custom antibody drugs and the body’s immune cells can target and destroy the cancer cells with precision.
3.	Universal CAR-T Cell Platform (UCAR-T) - A novel and customizable low-cost treatment platform, to be delivered as a shot, that can reprogram natural immune T-cells inside the body to seek and destroy targeted cancer cells. These modified T-cells are called Chimeric Antigen Receptor (CAR) T Cells. Conventional CAR-T Cell therapy can cost more than $500,000 per dose due to complicated and expensive lab processes associated with gene editing, cultivating, collecting and transporting of live modified T-cells. Our goal is to lower the cost to a few thousand dollars per dose by helping the body make its own CAR T-cells.

UCV and UCAR-T can be used separately. However, when used together, we believe we can kill cancer cells with extreme precision using the body’s immune system at very low costs. UCV works from inside the cancer cells and detects and marks a unique target and UCAR-T works from the outside and makes T-cells attack that target.

All of the above development projects are currently in the discovery stage. Two provisional patent applications have been filed, and the pre-clinical research for this project is being done at the UCLA Jonsson Comprehensive Cancer Center through two sponsored research agreements. More information on the Company’s operations, including the sponsored research agreements, can be found in this Offering Circular on page 46.

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The Offering

Securities offered:	Maximum of 2,380,953 shares of Common Stock, $0.001, par value per share ($5,000,000), plus up to 714,285 of additional shares of Common Stock eligible to be issued as Bonus Shares for no additional consideration.

Securities outstanding before the Offering (as of March 5, 2024):

Common Stock, $0.001 par value per share	580,633 shares
Series A Preferred Stock, $0.001 par value per share	200,000 shares
Series B Preferred Stock, $.001 par value per share	5,000 shares

Securities outstanding after the Offering (1):

Common Stock	3,675,872 shares
Series A Preferred Stock	200,000 shares
Series B Preferred Stock	5,000 shares

Securities outstanding after the Offering on an as-coverted basis (2)

Common Stock	29,175,872

(1)	Assumes that all Common Stock offered is sold in this offering, and assumes the issuance of all Bonus Shares available to investors in this offering.

(2)	Includes 25,000,000 common shares convertible from the Series A Preferred Stock and 500,000 shares of common stock convertible from the Series B Preferred Stock owned by Bountiful Capital, LLC. Both classes of preferred stock have a 4.99% beneficial ownership limitation. The beneficial ownership limitation for the conversion of Series A Preferred Stock can be waived by the shareholder only with a 61-day prior written notice. No such right to waiving the beneficial ownership limitation exists for the Series B Preferred Stock.

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We are a comparatively early-stage company that has incurred operating losses in the past, expect to incur operating losses in the future, and may never achieve or maintain profitability.
●	Our technology is not yet fully developed, and there is no guarantee that we will ever successfully develop the technology that is essential to our business.
●	Our business plan is predicated on obtaining market clearance from the Food and Drug Administration (“FDA”).
●	We could be adversely affected by product liability, product recall, personal injury or other health and safety issues.
●	A lack of third-party reimbursement levels, from private or government agency plans, could materially and adversely affect our results of operations.
●	We may be subject to patient data protection requirements.
●	We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders and the size and resources of some of our competitors may allow them to compete more effectively than we can.
●	We rely on third parties to provide services essential to the success of our business.
●	We expect to continue to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses.
●	We are controlled by our officers and directors.
●	In certain circumstances investors will not have dissenters’ rights.
●	Immediately after this Common Stock investment, these holdings will be illiquid.
●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

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RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Common Stock offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Common Stock and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Common Stock. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain factors it currently believes may cause future experience and actual results to differ from the Company’s current expectations.

Before investing, you should carefully read and consider the following risk factors:

Risks Related to Our Company

We have a very limited operating history and have never generated any revenues.

We are an early-stage biotechnology company with a very limited operating history that may make it difficult to evaluate the success of our business to date and to assess our future viability. We were incorporated in March 2021 and our operations, to date, have consisted of organizing and staffing our company, business planning, raising capital, entering into a research agreement with the University of California Los Angeles, filing provisional patents to protect our inventions, conducting business development activities, and general and administrative activities. We have not yet demonstrated an ability to complete any clinical trials and have never completed the development of cancer treatments, and we have never generated any revenue from product sales or otherwise. Consequently, we have no meaningful operations upon which to evaluate our business, and predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history or a history of successfully developing and commercializing biopharmaceutical products.,

We are highly dependent on our key personnel, including our Chief Executive Officer. If we are not successful in attracting, motivating and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon our ability to attract, motivate and retain highly qualified managerial, scientific and medical personnel. We are highly dependent on our management and particularly on the services of our Chief Executive Officer, Byron Elton. Mr. Elton could leave our employment at any time, as all of our employees or independent contractors are “at-will” employees or contractors. We currently do not have “key person” insurance on any of our employees. The loss of the services of our key personnel and any of our other executive officers, key employees, and scientific and medical advisors, and our inability to find suitable replacements, could result in delays in our research and development objectives and harm our business.

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Recruiting and retaining qualified employees, consultants and advisors for our business, including scientific and technical personnel, also will be critical to our success. Competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies and academic institutions for skilled individuals. In addition, failure to succeed in preclinical studies, clinical trials or applications for marketing approval may make it more challenging to recruit and retain qualified personnel. The inability to recruit, or the loss of services of certain executives, key employees, consultants or advisors, may impede the progress of our research, development and commercialization objectives and have a material adverse effect on our business, financial condition, results of operations and prospects.

We will need to continue to expand the size of our organization, and we may experience difficulties in managing this growth, which could disrupt our operations.

As of March 5, 2024, we had two full-time employees. As our development and commercialization plans and strategies develop, we expect to need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, maintaining and motivating additional employees;
●	managing our internal development efforts effectively, including the clinical, FDA and comparable foreign regulatory review process for our product candidates, while complying with our contractual obligations to contractors and other third parties; and
●	improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to develop and commercialize product candidates we develop will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services. The services include substantially all aspects of research and development. We cannot assure you that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, any clinical trials we that we may be in the process of conducting may be extended, delayed or terminated, and we may not be able to obtain marketing approval of any product candidates or otherwise advance our business. We cannot assure you that we will be able to manage our existing consultants or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If we are not able to effectively expand our organization by hiring qualified new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize any planned product candidates and, accordingly, may not achieve our research, development and commercialization goals.

Public health crises such as pandemics, including the COVID-19 pandemic, or similar outbreaks could materially and adversely affect our preclinical studies and clinical trials, business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic and the United States declared a national emergency with respect to COVID-19. We anticipate that our clinical development timelines could be negatively affected by COVID-19, which could materially and adversely affect our business, financial condition and results of operations. Further, we have implemented a work-from-home policy allowing employees who can work from home to do so, while those needing to work in laboratory facilities work in shifts to reduce the number of people gathered together at one time. Business travel has been suspended, and online and teleconference technology is used to meet virtually rather than in person. We have taken measures to secure our research and development project activities, while work in laboratories has been organized to reduce risk of COVID-19 transmission. Our increased reliance on personnel working from home may negatively impact productivity, or disrupt, delay or otherwise adversely impact our business. For example, with our personnel working from home, some of our research activities that require our personnel to be in our laboratories could be delayed.

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●	delays or difficulties in enrolling patients in our clinical trials;
●	delays or difficulties in initiating or expanding clinical trials, including delays or difficulties with clinical site initiation and recruiting clinical site investigators and clinical site staff;
●	increased rates of patients withdrawing from our clinical trials following enrollment as a result of contracting COVID-19 or other health conditions or being forced to quarantine;
●	interruption of key clinical trial activities, such as clinical trial site data monitoring and efficacy, safety and translational data collection, processing and analyses, due to limitations on travel imposed or recommended by federal, state or local governments, employers and others or interruption of clinical trial subject visits, which may impact the collection and integrity of subject data and clinical study endpoints;
●	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;
●	delays or disruptions in preclinical experiments and studies due to restrictions of on-site staff and unforeseen circumstances at CROs and vendors;
●	interruption or delays in the operations of the FDA and comparable foreign regulatory agencies;
●	interruption of, or delays in receiving, supplies of our product candidates from third-party providers due to staffing shortages, production slowdowns or stoppages and disruptions in delivery systems;
●	limitations on employee or other resources that would otherwise be focused on the conduct of our clinical trials and preclinical work, including because of sickness of employees or their families, the desire of employees to avoid travel or contact with large groups of people, an increased reliance on working from home, school closures or mass transit disruptions;
●	changes in regulations as part of a response to the COVID-19 pandemic which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or to discontinue the clinical trials altogether; and
●	delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel.

The COVID-19 global pandemic continues to rapidly evolve. The extent to which the outbreak may affect our preclinical activities, clinical trials, business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs in the United States, business closures or business disruptions and the effectiveness of actions taken in the United States to contain and treat the disease. Future developments in these and other areas present material uncertainty and risk with respect to our clinical trials, business, financial condition and results of operations.

We expect to incur significant losses for the foreseeable future and may never achieve or maintain profitability.

Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that a product candidate will fail to gain regulatory approval or become commercially viable. We have never generated any revenues, and we cannot estimate with precision the extent of our future losses. For the period covered by the financial statements included in this Offering Circular, our net losses were $636,086 and $395,898 as of June 30, 2023 and June 30, 2022, respectively. As of June 30, 2023, we had an accumulated deficit of $2,152,912. We expect to incur increasing levels of operating losses for the foreseeable future as we execute our plan to continue our research and development activities, including the ongoing and future clinical development of cancer treatments, seek regulatory approvals of and potentially commercialize any approved product candidates, hire additional personnel and protect our intellectual property. In addition, if we obtain regulatory approval for any cancer treatments, we expect to incur increased sales and marketing expenses, with certain of such investments potentially being made in advance of an approval. As a result, we expect to continue to incur significant and increasing operating losses and negative cash flows for the foreseeable future. These losses have had and will continue to have an adverse effect on our financial position and working capital.

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To become and remain profitable, we must develop and eventually commercialize a product with significant market potential. This will require us to be successful in a range of challenging activities, including completing preclinical studies and clinical trials, obtaining marketing approval, manufacturing, marketing and selling the product if we obtain marketing approval, and satisfying post-marketing requirements, if any. We may never succeed in these activities and, even if we succeed in obtaining approval for and commercializing any cancer treatments, we may never generate revenues that are significant enough to achieve profitability. In addition, as a young business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown challenges. Furthermore, because of the numerous risks and uncertainties associated with biopharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis and we may continue to incur substantial research and development and other expenditures to develop and market additional product candidates. Our failure to become and remain profitable would decrease the value of the Company and could impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

Even if we complete this offering, we will require substantial additional financing to advance the development of our product candidates, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital could force us to delay, limit, reduce or terminate our product development programs, potential commercialization efforts or other operations.

The development of biopharmaceutical product candidates is capital-intensive. Our operations have consumed substantial amounts of cash since inception. As of June 30, 2023, our cash and cash equivalents were $30,514. October 2023, we raised an additional $500,000 in gross proceeds from the sale of Series B Preferred Stock. We expect to continue to spend substantial amounts to continue the preclinical and clinical development of our current and future programs. If we are able to gain marketing approval of any product candidate that we develop, we will require significant additional amounts of cash in order to launch and commercialize such product either alone or in collaboration with others. Because the design and development of any product candidates is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any product candidate we develop.

Raising additional capital may cause dilution to our stockholders, including purchasers of common stock in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates.

To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest may be diluted. Any future debt financings we undertake, if available, are likely to involve restrictive covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through licensing or collaboration arrangements with third parties, we may have to relinquish valuable rights to our product candidates or grant licenses on terms that are not favorable to us. We also could be required to seek collaborators for product candidates at an earlier stage than otherwise would be desirable or relinquish our rights to product candidates or technologies that we otherwise would seek to develop or commercialize ourselves.

Failure to obtain capital when needed on acceptable terms may force us to delay, limit or terminate our product development and commercialization of our current or future product candidates, which could have a material and adverse effect on our business, financial condition, results of operations and prospects. Securing additional financing could also require a substantial amount of time from our management and may divert a disproportionate amount of their attention away from daily activities, which may adversely affect our management’s ability to oversee the development of product candidates.

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Risks Related to Product Discovery, Development and Regulatory Approval

Our product candidates are in early stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable. We have never generated any revenue from product sales and may never be profitable.

We are very early in our development efforts and all of we have not commenced any significant research, preclinical or early-stage clinical development with respect to our intended product candidates. We currently generate no revenue and we may never be able to develop a marketable product. Our ability to generate product revenues, which we do not expect will occur for several years, if ever, will depend on obtaining regulatory approvals for, and successfully commercializing our product candidates, either alone or in collaboration with others, and we cannot guarantee that we will ever obtain regulatory approval for any of our product candidates. Before obtaining regulatory approval for the commercial distribution of our product candidates, we, or a future collaborator, must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of our product candidates.

The success of any product candidates will depend on several factors, including the following:

●	successful completion of preclinical studies and clinical trials;
●	sufficiency of our financial and other resources to complete the necessary preclinical studies and clinical trials;
●	acceptance of Investigational New Drug (IND) for our planned clinical trials or future clinical trials;
●	successful enrollment and completion of clinical trials;
●	successful data from our clinical trials that support an acceptable risk-benefit profile of our product candidates in the intended populations;
●	receipt of regulatory and marketing approvals from applicable regulatory authorities;
●	obtaining and maintaining patent and trade secret protection or regulatory exclusivity for our product candidates;
●	making arrangements with third-party manufacturers for, or establishing, clinical and commercial manufacturing capabilities;
●	successfully launching commercial sales of our product candidates, if and when approved, whether alone or in collaboration with others;
●	acceptance of any products we develop and their benefits and uses, if and when approved, by patients, the medical community and third-party payors;
●	effectively competing with other therapies;
●	obtaining and maintaining healthcare coverage and adequate reimbursement from third-party payors; and
●	maintaining a continued acceptable safety profile of the products following approval.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize our drug candidates, which would materially harm our business.

Our intended product candidates are based on a novel approach to the treatment of cancer, which makes it difficult to predict the time and cost of product candidate development.

We intend to develop a breakthrough universal cancer vaccine by leveraging cutting-edge technologies. Our efforts have not yet produced a product candidate, and our future success depends on the success of our research and development. Given that the research into the development of cancer treatments is still in its infancy, we may never succeed in developing a product candidate. Moreover, there can be no assurance that any development problems we experience in the future will not cause significant delays or unanticipated costs, or that such development problems can be solved. Should we encounter development problems, including unfavorable preclinical or clinical trial results, the FDA or foreign regulatory authorities may refuse to approve our product candidates, or may require additional information, tests, or trials, which could significantly delay product development and significantly increase our development costs. Moreover, even if we are able to provide the requested information or trials to the FDA, there would be no guarantee that the FDA would accept them or approve our product candidates. We may also experience delays in developing a sustainable, reproducible and scalable manufacturing process, or developing or qualifying and validating product release assays, other testing and manufacturing methods, and our equipment and facilities in a timely manner, which may prevent us from completing our clinical trials or commercializing our product candidates on a timely or profitable basis, if at all.

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In addition, the clinical trial requirements of the FDA and comparable foreign regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of the potential products. The FDA and comparable foreign regulatory authorities have limited experience with the approval of viral immunotherapies. Any viral immunotherapies that are approved may be subject to extensive post-approval regulatory requirements, including requirements pertaining to manufacturing, distribution and promotion. We may need to devote significant time and resources to compliance with these requirements.

We face risks related to the novelty of our cancer treatments, and the resulting lack of information and research will make it difficult, if not impossible, for us to successfully develop a product candidate

Currently, research into the development of our cancer treatments is in its infancy. Those currently involved in any such research are a long way from knowing our treatments would be safe or effective. As such, there is no proven research with regards to the development and commercialization of our treatments that we can emulate. Similarly, there is little information about comparable companies available for potential investors to consider in making a decision about whether to invest in our securities.

Stockholders and investors should consider, among other factors, the Company’s prospects for success in light of the risks and uncertainties encountered by companies, like the Company, that are in their preclinical stages. For example, unanticipated expense and problems or difficulties conducting tests or trials may occur, which may result in material delays in the operation of the Company’s business. We may fail to successfully address these risks and uncertainties or successfully implement the Company’s operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of the Common Shares to the point where investors may lose their entire investments.

We expect to commit significant resources and capital to develop and commercial our planned product candidate. Our planned product candidate is untested in the marketplace, and we cannot provide assurance that we will achieve market acceptance for our product candidate. Moreover, our planned product candidate may be subject to significant competition from offerings by new and existing competitors in the business. In addition, our product candidate may pose a variety of challenges and require us to attract additional qualified employees. The failure to successfully develop and commercialize any planned product candidate will materially harm our business, prospects, revenue, results of operation and financial condition.

We have not begun the development of a product candidate, and there can be no assurance that we will be successful in doing so.

To date we have devoted substantially all of our efforts and financial resources to nonclinical development activities and corporate overhead. We have not begun the development of a product candidate and given that research into the development of our treatments are in their incipient stages, we expect that it will be several years, if ever, before we successfully develop a product candidate. The failure to successfully develop and commercialize any planned product candidate will materially harm our business, prospects, revenue, results of operation and financial condition.

Preclinical and clinical development involve a lengthy and expensive process with an uncertain outcome, and delays can occur for a variety of reasons outside of our control.

In order to obtain FDA approval to market a new biological product, we must demonstrate proof of safety, purity and potency or efficacy in humans. To meet these requirements, we will have to conduct adequate and well-controlled clinical trials. Before we can commence clinical trials for a product candidate, we must complete extensive preclinical testing and studies that support our planned INDs in the United States. As of the date hereof, we have not commenced any preclinical testing or clinical trials nor have we made any plans to commence any preclinical testing or clinical trials. We cannot be certain of the timely completion or outcome of any preclinical testing and studies or clinical trials and cannot predict if the FDA will accept our proposed clinical programs or if the outcome of our preclinical testing and studies or clinical trials will ultimately support the further development of our programs. As a result, we cannot be sure that we will be able to submit INDs or similar applications for our preclinical programs on the timelines we expect, if at all, we cannot be sure that submission of INDs or similar applications will result in the FDA or other regulatory authorities allowing clinical trials to begin and we cannot be sure that our planned clinical trials will begin on time or that our ongoing clinical trials will be completed on schedule.

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Conducting preclinical testing and clinical development is a lengthy, time-consuming and expensive process. The length of time may vary substantially according to the type, complexity and novelty of the program, and often can be several years or more per program. Delays associated with programs for which we are directly conducting preclinical testing and studies may cause us to incur additional operating expenses. Moreover, we may be affected by delays associated with the preclinical testing and studies of certain programs that are the responsibility of any potential future partners over which we have no control.

Our product development costs will also increase if we experience delays in clinical testing or marketing approvals, and we may not have sufficient funding to complete the testing and approval process for any of our current or future product candidates. We may be required to obtain additional funds to complete clinical trials and prepare for possible commercialization of our product candidates. We do not know whether any preclinical tests or clinical trials beyond what we currently have planned will be required, will begin as planned, will need to be restructured, or will be completed on schedule or at all. Significant delays relating to any preclinical studies or clinical trials also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our product candidates and may harm our business and results of operations. In addition, many of the factors that cause, or lead to, delays in clinical trials may ultimately lead to the denial of marketing approval of any of our product candidates. Any delays in our clinical development programs may harm our business, financial condition and results of operations significantly.

Risks Related to Commercialization of Our Product Candidates

If we are unable to successfully commercialize any product candidate for which we receive regulatory approval, or experience significant delays in doing so, our business will be materially harmed.

If we are successful in obtaining marketing approval from applicable regulatory authorities for any product candidate, our ability to generate revenues from any such products will depend on our success in:

●	launching commercial sales of such products, whether alone or in collaboration with others;
●	receiving approved labels with claims that are necessary or desirable for successful marketing, and that do not contain safety or other limitations that would impede our ability to market such products;
●	creating market demand for such products through marketing, sales and promotion activities;
●	hiring, training, and deploying a sales force or contracting with third parties to commercialize such products in the United States;
●	creating partnerships with, or offering licenses to, third parties to promote and sell such products in foreign markets where we receive marketing approval;
●	manufacturing such products in sufficient quantities and at acceptable quality and cost to meet commercial demand at launch and thereafter;
●	establishing and maintaining agreements with wholesalers, distributors, and group purchasing organizations on commercially reasonable terms;
●	maintaining patent and trade secret protection and regulatory exclusivity for such products;
●	achieving market acceptance of such products by patients, the medical community, and third-party payors;
●	achieving coverage and adequate reimbursement from third-party payors for such products;
●	patients’ willingness to pay out-of-pocket in the absence of such coverage and adequate reimbursement from third-party payors;
●	effectively competing with other therapies; and
●	maintaining a continued acceptable safety profile of such products following launch.

To the extent we are not able to do any of the foregoing, our business, financial condition, results of operations, stock price and prospects will be materially harmed.

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We face significant competition from other biopharmaceutical and biotechnology companies, academic institutions, government agencies, and other research organizations, which may result in others discovering, developing or commercializing products more quickly or marketing them more successfully than us. If their product candidates are shown to be safer or more effective than ours, our commercial opportunity may be reduced or eliminated.

The development and commercialization of cancer immunotherapy products is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary rights. We will face competition with respect to our planned product candidate and will face competition with respect to any additional product candidates that we may seek to develop or commercialize in the future, from major biopharmaceutical companies, specialty biopharmaceutical companies, and biotechnology companies worldwide. There are a number of large biopharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of solid tumors, including viral immunotherapy and cancer vaccine approaches. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing, and commercialization.

While certain of our product candidates may be used in combination with other drugs with different mechanisms of action, if and when marketed they will still compete with a number of drugs that are currently marketed or in development that also target cancer. To compete effectively with these drugs, our product candidates will need to demonstrate advantages in clinical efficacy and safety compared to these competitors when used alone or in combination with other drugs.

Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are easier to administer or are less expensive alone or in combination with other therapies than any products that we may develop alone or in combination with other therapies. Our competitors also may obtain FDA or comparable foreign regulatory authorities’ approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by third-party payors’ coverage and reimbursement decisions.

Many of the companies with which we are competing or may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than we do. Mergers and acquisitions in the biopharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in developing or acquiring technologies complementary to, or necessary for, our programs. If we are unable to successfully compete with these companies our business, financial condition, results of operations, stock price and prospects may be materially harmed.

If we are unable to establish effective marketing, sales and distribution capabilities or enter into agreements with third parties to market and sell our product candidates, if they are approved, the revenues that we generate may be limited and we may never become profitable.

We currently do not have a commercial infrastructure for the marketing, sale, and distribution of any products that we may develop. If and when our product candidates receive marketing approval, we intend to commercialize our product candidates on our own or in collaboration with others and potentially with pharmaceutical or biotechnology partners in other geographies. In order to commercialize our products, we must build our marketing, sales, and distribution capabilities or make arrangements with third parties to perform these services. We may not be successful in doing so. Should we decide to move forward in developing our own marketing capabilities, we may incur expenses prior to product launch or even approval in order to recruit a sales force and develop a marketing and sales infrastructure. If a commercial launch is delayed as a result of the FDA or comparable foreign regulatory authority requirements or other reasons, we would incur these expenses prior to being able to realize any revenue from sales of our product candidates. Even if we are able to effectively hire a sales force and develop a marketing and sales infrastructure, our sales force and marketing teams may not be successful in commercializing our product candidates. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

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We may also or alternatively decide to collaborate with third-party marketing and sales organizations to commercialize any approved product candidates, in which event, our ability to generate product revenues may be limited. To the extent we rely on third parties to commercialize any products for which we obtain regulatory approval, we may receive less revenues than if we commercialized these products ourselves, which could materially harm our prospects. In addition, we would have less control over the sales efforts of any other third parties involved in our commercialization efforts and could be held liable if they failed to comply with applicable legal or regulatory requirements.

Even if any of our product candidates receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, hospitals, cancer treatment centers, third-party payors and others in the medical community necessary for commercial success. The revenues that we generate from their sales may be limited, and we may never become profitable.

We have never commercialized a product candidate for any indication. Even if our product candidates are approved by the appropriate regulatory authorities for marketing and sale, they may not gain acceptance among physicians, patients, third-party payors, and others in the medical community. If any product candidates for which we obtain regulatory approval does not gain an adequate level of market acceptance, we could be prevented from or significantly delayed in achieving profitability. Market acceptance of our product candidates by the medical community, patients, and third-party payors will depend on a number of factors, some of which are beyond our control. For example, physicians are often reluctant to switch their patients and patients may be reluctant to switch from existing therapies even when new and potentially more effective or safer treatments enter the market.

Efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources and may not be successful. If any of our product candidates is approved but does not achieve an adequate level of market acceptance, we could be prevented from or significantly delayed in achieving profitability.

The size of the potential market for our product candidates is difficult to estimate and, if any of our assumptions are inaccurate, the actual markets for our product candidates may be smaller than our estimates.

The potential market opportunities for our product candidates are difficult to estimate and will depend in large part on the drugs with which our product candidates are co-administered and the success of competing therapies and therapeutic approaches. In particular, the market opportunity for viral immunotherapies is hard to estimate given that it is an emerging field with only one existing FDA-approved viral immunotherapy, T-VEC, which has yet to enjoy broad market acceptance. Our estimates of the potential market opportunities are predicated on many assumptions, which may include industry knowledge and publications, third-party research reports, and other surveys. Although we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain, and their reasonableness has not been assessed by an independent source. If any of the assumptions proves to be inaccurate, the actual markets for our product candidates could be smaller than our estimates of the potential market opportunities.

Negative developments in the field of immuno-oncology could damage public perception of our product candidates, and negatively affect our business.

The commercial success of our product candidates will depend in part on public acceptance of the use of cancer immunotherapies. Adverse events in clinical trials of our product candidates or in clinical trials of others developing similar products and the resulting publicity, as well as any other negative developments in the field of immuno-oncology that may occur in the future, including in connection with competitor therapies or with checkpoint inhibitors, could result in a decrease in demand for any product candidates that we may develop. These events could also result in the suspension, discontinuation, or clinical hold of or modification to our clinical trials. If public perception is influenced by claims that the use of cancer immunotherapies is unsafe, whether related to our therapies or those of our competitors, our product candidates may not be accepted by the general public or the medical community and potential clinical trial subjects may be discouraged from enrolling in our clinical trials. As a result, we may not be able to continue or may be delayed in conducting our development programs.

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Risks Related to Intellectual Property

If we are unable to obtain, maintain and protect our intellectual property rights for our technology and product candidates, or if our intellectual property rights are inadequate, our competitive position could be harmed.

Our commercial success will depend in part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our technology and our other product candidates. We also rely in part on trade secret, copyright and trademark laws, and confidentiality, licensing and other agreements with employees and third parties, all of which offer only limited protection. We seek to protect our proprietary position by filing and prosecuting patent applications in the United States and abroad related to our technology and product candidates.

The patent positions of biotechnology and pharmaceutical companies generally are highly uncertain, involve complex legal and factual questions and have in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our licensed patents and any patents we own are highly uncertain. The steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, both inside and outside of the United States.

Further, the examination process may require us to narrow the claims for our pending patent applications, which may limit the scope of patent protection that may be obtained if these applications issue. Our pending and future patent applications may not result in patents being issued that protect our product candidates, in whole or in part, or which effectively prevent others from commercializing competitive product candidates. The scope of a patent may also be reinterpreted after issuance. The rights that may be granted under our issued patents may not provide us with the proprietary protection or competitive advantages we are seeking. Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. If we are unable to obtain and maintain patent protection for our technology or any product candidates that we may develop, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize products similar or superior to ours in a non-infringing manner, and our ability to successfully commercialize any product candidates that we may develop and future technologies may be adversely affected. It is also possible that we will fail to identify patentable aspects of inventions made in the course of our development and commercialization activities before it is too late to obtain patent protection on them.

In addition, the patent prosecution process is expensive, time-consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. Although we intend to enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, collaborators, and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. It is also possible that we will fail to identify patentable aspects of our research and development efforts in time to obtain patent protection.

In October 2021, we filed a provisional patent describing a concept to leverage cutting-edge biotechnologies to develop a potential universal cancer vaccine. Any future provisional patent applications are not eligible to become issued patents until, among other things, we file a non-provisional patent application within 12 months of filing of one or more of our related provisional patent applications. If we do not timely file any non-provisional patent applications, we may lose our priority date with respect to our provisional patent applications and any patent protection on the inventions disclosed in our provisional patent applications. Although we intend to timely file non-provisional patent applications relating to our provisional patent applications, we cannot predict whether any of our future patent applications will result in the issuance of patents that effectively protect our technology or any product candidates that we may develop, or if any of our future issued patents will effectively prevent others from commercializing competitive products. We may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or USPTO. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing or in some cases not at all until they are issued as a patent. Therefore, we cannot be certain that we were the first to make the inventions claimed in our pending patent applications, or that we were the first to file for patent protection of such inventions.

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Our pending applications cannot be enforced against third parties practicing the inventions claimed in such applications unless and until a patent issues from such applications with a claim that covers such third party activity. Because the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, issued patents that we license from third parties or own in the future may be challenged in the courts or patent offices in the United States and abroad, including through opposition proceedings, derivation proceedings, post-grant review, inter partes review, interference proceedings or litigation. Such proceedings may result in the loss of patent protection, the narrowing of claims in such patents or the invalidity or unenforceability of such patents, which could limit our ability to stop others from using or commercializing similar or identical products or limit the duration of the patent protection for our technology. Protecting against the unauthorized use of our patented inventions, trademarks and other intellectual property rights is expensive, time consuming, difficult and in some cases may not be possible. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights, even in relation to issued patent claims, and proving any such infringement may be even more difficult. If we are unable to obtain, maintain, and protect our intellectual property our competitive advantage could be harmed, and it could result in a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to seeking patent protection, we also rely on other proprietary rights, including protection of trade secrets, know-how and confidential and proprietary information. To maintain the confidentiality of our trade secrets and proprietary information, we enter into confidentiality agreements with our employees, consultants, collaborators, contractors, and other third parties who have access to our trade secrets. Our agreements with employees and consultants also provide that any inventions conceived by the individual employee or consultant in the course of rendering services to us shall be our exclusive property. However, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with their terms. The assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. In addition, we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these agreements, even if obtained, may not provide meaningful protection, particularly for our trade secrets or other confidential information. To the extent that our employees, consultants or contractors use technology or know-how owned by third parties in their work for us, disputes may arise between us and those third parties as to the rights in related inventions.

Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information including a breach of our confidentiality agreements. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time consuming, and the outcome is unpredictable. In addition, some courts in and outside of the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. The disclosure of our trade secrets or the independent development of our trade secrets by a competitor or other third party would impair our competitive position and may materially harm our business, financial condition, results of operations, stock price and prospects.

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Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could harm our business.

Our commercial success depends on our ability and the ability of any future collaborators to develop, manufacture, market and sell any product candidates that we may develop, and to use our related proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property and proprietary rights of third parties. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. We may become party to, or threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to our current and any other future product candidates, including interference proceedings, post-grant review, inter partes review and derivation proceedings before the USPTO. Third parties may assert infringement or other intellectual property claims against us based on existing patents or patents that may be granted in the future. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that we may be subject to claims of infringement of the patent rights of third parties. If we are found to infringe a third party’s intellectual property rights, and we are unsuccessful in demonstrating that such intellectual property rights are invalid or unenforceable, we could be required to obtain a license from such third party to continue developing, manufacturing and commercializing any product candidates we may develop. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors and other third parties access to the same technologies licensed to us, and it could require us to make substantial licensing and royalty payments. We also could be forced, including by court order, to cease developing, manufacturing, and commercializing any product candidates we develop. In addition, in any such proceeding or litigation, we could be found liable for significant monetary damages, including treble damages and attorneys’ fees, if we are found to have willfully infringed a patent or other intellectual property right. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, stock price and prospects. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar material adverse effect on our business. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business.

Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

We may not be able to protect our intellectual property and proprietary rights throughout the world.

Filing, prosecuting and defending patents on our technology throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws and practices of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop and/or manufacture their own products and may export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as that in the United States. These products may compete with our products and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the granting or enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to obtain patent rights or stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights generally in those countries. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to protect and enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property we develop or license.

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In addition, the laws of certain foreign countries may not protect our rights to the same extent as the laws of the United States, and those foreign laws may also be subject to change. For example, methods of treatment and manufacturing processes may not be patentable in certain jurisdictions, and the requirements for patentability may differ in certain countries. Furthermore, biosimilar product manufacturers or other competitors may challenge the scope, validity and enforceability of our patents, requiring us to engage in complex, lengthy and costly litigation or proceedings.

Moreover, many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and results of operations may be adversely affected.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payments and other similar provisions during the patent application process and to maintain patents after they are issued. For example, periodic maintenance fees, renewal fees, annuity fees and various other government fees on issued patents and patent applications often must be paid to the USPTO and foreign patent agencies over the lifetime of our licensed patents or any patents we own. In certain circumstances, we may rely on future licensing partners to take the necessary action to comply with these requirements with respect to licensed intellectual property. Although an unintentional lapse can be cured for a period of time by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to obtain and maintain the patents and patent applications covering our products or procedures, we may not be able to stop a competitor from marketing products that are the same as or similar to the product candidates we may develop, which could have a material adverse effect on our business.

Changes to the patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect any product candidates we may develop.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the United States or other jurisdictions in which we have or seek patent protection could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act, or the Leahy-Smith Act, signed into law in the United States on September 16, 2011, could increase those uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

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The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may wish to acquire rights to future assets through in-licensing or may attempt to form collaborations in the future with respect to our product candidates, but may not be able to do so, which may cause us to alter or delay our development and commercialization plans.

The development and potential commercialization of our product candidates will require substantial additional capital to fund expenses. We may, in the future, decide to collaborate with other biopharmaceutical companies for the development and potential commercialization of those product candidates in other countries or territories of the world. We will face significant competition in seeking appropriate collaborators. We may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for our product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy. If and when we collaborate with a third party for development and commercialization of a product candidate, we can expect to relinquish some or all of the control over the future success of that product candidate to the third party. Our ability to reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the following:

●	the design or results of clinical trials;
●	the likelihood of approval by the FDA or comparable foreign regulatory authorities;
●	the costs and complexities of manufacturing and delivering such product candidate to patients;
●	the potential of competing products;
●	the existence of uncertainty with respect to our ownership of technology or other rights, which can exist if there is a challenge to such ownership without regard to the merits of the challenge; and
●	industry and market conditions generally.

The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for our product candidate. We may also be restricted under any license agreements from entering into agreements on certain terms or at all with potential collaborators. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators and changes to the strategies of the combined company. As a result, we may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of such product candidate, reduce or delay one or more of our other development programs, delay the potential commercialization or reduce the scope of any planned sales or marketing activities for such product candidate, or increase our expenditures and undertake development, manufacturing or commercialization activities at our own expense. If we elect to increase our expenditures to fund development, manufacturing or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

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We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming and unsuccessful and have a material adverse effect on the success of our business.

Competitors may infringe our licensed patents or any patent we own or misappropriate or otherwise violate our intellectual property rights. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of our own intellectual property rights or the proprietary rights of others. If we were to initiate legal proceedings against a third party to enforce a patent covering our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. Our licensed patents and any patents we own in the future may become involved in priority or other intellectual property related disputes. Interference or derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications. Also, third parties may initiate legal proceedings against us to challenge the validity or scope of our owned or licensed intellectual property rights. These proceedings can be expensive and time consuming. Many of our current and potential competitors have the ability to dedicate substantially greater resources to conduct intellectual property related litigations or proceedings than we can. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Litigation and other intellectual property related proceedings could result in substantial costs and diversion of management resources, which could harm our business and financial results. In addition, in an infringement proceeding, a court may decide that a patent owned by or licensed to us is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or other intellectual property related proceeding could put one or more of our patents at risk of being invalidated, held unenforceable or interpreted narrowly.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation in the United States, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments in any such proceedings. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of our common stock and could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our product candidates to market. Any of the foregoing may have a material adverse effect our business, financial condition, results of operations, stock price and prospects.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed confidential information of third parties or are in breach of non-competition or non-solicitation agreements with our competitors.

We could be subject to claims that we or our employees, including senior management, have inadvertently or otherwise used or disclosed alleged trade secrets or other confidential information of former employers or competitors or others. Although we will try to ensure that our employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we caused an employee to breach the terms of their non-competition or non-solicitation agreement, or that we or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor or other party. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. If our defenses to these claims fail, in addition to requiring us to pay monetary damages, a court could prohibit us from using technologies or features that are essential to the product candidates we may develop, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers, competitors or other parties. An inability to incorporate such technologies or features would have a material adverse effect on our business and may prevent us from successfully commercializing any product candidates we develop. In addition, we may lose valuable intellectual property rights or personnel as a result of such claims. Moreover, any such litigation or the threat thereof may adversely affect our ability to hire employees or consultants. A loss of key personnel or their work product could hamper or prevent our ability to develop and commercialize any product candidates we develop, which could have an adverse effect on our business, financial condition, results of operations, stock price and prospects.

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If we obtain any issued patents covering our technology, such patents could be found invalid or unenforceable if challenged in court or before the USPTO or comparable foreign regulatory authority.

If we or one of our licensing partners initiate legal proceedings against a third party to enforce a patent covering any of our technology, the defendant could counterclaim that the patent covering our product candidate is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge could be, among other things, an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be, among other things, an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post-grant review, interference proceedings, derivation proceedings and equivalent proceedings in foreign jurisdictions, such as opposition proceedings. Such proceedings could result in revocation, cancellation or amendment to our patents in such a way that they no longer cover and protect any product candidates we may develop. The outcome following legal assertions of invalidity and unenforceability is unpredictable. For example, with respect to the validity of our licensed patents or any patents we obtain in the future, we cannot be certain that there is no invalidating prior art of which we, our or our licensing partner’s patent counsel, and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on any product candidates we may develop. Such a loss of patent protection could have a material adverse impact on our business.

Risks Related to Government Regulation

If we fail to comply with federal and state healthcare laws, including fraud and abuse and patient privacy and security laws, we could face substantial penalties and our business, financial condition, results of operations, stock price and prospects will be materially harmed.

Any arrangements we make with healthcare providers, third-party payors, customers, and others may expose us to broadly applicable healthcare fraud and abuse, patient privacy and security, and other healthcare laws, which may constrain the business or financial arrangements and relationships through which we research, as well as, sell, market and distribute any products for which we obtain marketing approval. The applicable federal, state and foreign healthcare laws and regulations that may affect our ability to operate include, but are not limited to:

●	The federal Anti-Kickback Statute, which prohibits, among other things, individuals and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs.
●	The federal civil and criminal false claims laws, including, without limitation, the civil False Claims Act, and the federal civil monetary penalties law, which prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, false or fraudulent claims for payment of federal funds, and knowingly making, or causing to be made, a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government.
●	The Health Insurance Portability and Accountability Act of 1996, or HIPAA, which prohibits, among other things, knowingly and willfully executing, or attempting to execute, a scheme or artifice to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private), willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious or fraudulent statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters.
●	The federal physician payment transparency requirements, sometimes referred to as the Physician Payments Sunshine Act, created under the Affordable Care Act or ACA and its implementing regulations, which require certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by such physicians and their immediate family members.

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●	HIPAA, as amended by the Health Information Technology for Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, which impose obligations on “covered entities,” including certain healthcare providers, health plans, and healthcare clearinghouses, as well as their respective “business associates” that create, receive, maintain or transmit individually identifiable health information for or on behalf of a covered entity, with respect to safeguarding the privacy, security and transmission of individually identifiable health information.
●	Analogous state and foreign anti-kickback and false claims laws that may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, or that apply regardless of payor; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government; state and local laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; state laws that require the reporting of information related to drug pricing; state and local laws requiring the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

If we or our operations are found to be in violation of any federal or state healthcare law, or any other governmental laws or regulations that apply to us, we may be subject to penalties, including significant civil, criminal, and administrative penalties, damages, monetary fines, disgorgement, imprisonment, suspension and debarment from government contracts, and refusal of orders under existing government contracts, exclusion from participation in U.S. federal or state health care programs, additional reporting requirements and/or oversight if we become subject to corporate integrity agreements or similar agreement to resolve allegations of non-compliance, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of our operations, any of which could materially adversely affect our ability to operate our business and our financial results. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found not to be in compliance with applicable laws, it may be subject to significant criminal, civil or administrative sanctions, including but not limited to, exclusions from participation in U.S. federal or state healthcare programs, which could also materially affect our business.

Although an effective compliance program can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Moreover, achieving and sustaining compliance with such laws may prove costly. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

If the government or third-party payors fail to provide adequate coverage, reimbursement and payment rates for our product candidates, or if health maintenance organizations or long-term care facilities choose to use therapies that are less expensive or considered a better value, our revenue and prospects for profitability will be limited.

In both domestic and foreign markets, sales of our products will depend in part upon the availability of coverage and adequate reimbursement from third-party payors. Such third-party payors include government health programs such as Medicare and Medicaid, managed care providers, private health insurers, and other organizations. Coverage decisions may depend upon clinical and economic standards that disfavor new therapeutic products when more established or lower cost therapeutic alternatives are already available or subsequently become available, even if our products are alone in a class. Third-party payors establish reimbursement levels. Therefore, even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain a market share sufficient to realize a sufficient return on our or their investments. If reimbursement is not available, or is available only to limited levels, our product candidates may be competitively disadvantaged, and we may not be able to successfully commercialize our product candidates. Alternatively, securing favorable reimbursement terms may require us to compromise pricing and prevent us from realizing an adequate margin over cost.

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There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved therapeutics. Marketing approvals, pricing, and reimbursement for new therapeutic products vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a therapeutic before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription biopharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay commercial launch of the product, possibly for lengthy time periods, which may negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval. Our ability to commercialize our product candidates will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from third-party payors.

The healthcare industry is acutely focused on cost containment, both in the United States and elsewhere. Third-party payors, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. Several third-party payors are requiring that companies provide them with predetermined discounts from list prices, are using preferred drug lists to leverage greater discounts in competitive classes, are disregarding therapeutic differentiators within classes, are challenging the prices charged for therapeutics, and are negotiating price concessions based on performance goals. In addition, third-party payors are increasingly requiring higher levels of evidence of the benefits and clinical outcomes of new technologies, benchmarking against other therapies, seeking performance-based discounts, and challenging the prices charged. We cannot be sure that coverage will be available for any product candidate that we commercialize and, if available, that the reimbursement rates will be adequate. If payors subject our planned product candidates to maximum payment amounts or impose limitations that make it difficult to obtain reimbursement, providers may choose to use therapies which are less expensive when compared to our product candidates. Additionally, if payors require high copayments, beneficiaries may seek alternative therapies. We may need to conduct post-marketing studies in order to demonstrate the cost-effectiveness of any products to the satisfaction of hospitals, other target customers and their third-party payors. Such studies might require us to commit a significant amount of management time and financial and other resources. Our products might not ultimately be considered cost-effective. Adequate third-party coverage and reimbursement might not be available to enable us to maintain price levels sufficient to realize an appropriate return on investment in product development.

In addition, in the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. Therefore, coverage and reimbursement for products can differ significantly from payor to payor. Further, we believe that future coverage and reimbursement will likely be subject to increased restrictions both in the United States and in international markets. Third-party coverage and reimbursement for our products or product candidates for which we receive regulatory approval may not be available or adequate in either the United States or international markets, which could have a negative effect on our business, financial condition, results of operations, stock price and prospects.

There may also be delays in obtaining coverage and reimbursement for newly approved therapeutics, and coverage may be more limited than the indications for which the product is approved by the FDA or comparable foreign regulatory authorities. Such delays have made it increasingly common for manufacturers to provide newly approved drugs to patients experiencing coverage delays or disruption at no cost for a limited period in order to ensure that patients are able to access the drug. Moreover, eligibility for reimbursement does not imply that any therapeutic will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale, and distribution. Interim reimbursement levels for new therapeutics, if applicable, may also not be sufficient to cover our costs and may only be temporary. Reimbursement rates may vary, by way of example, according to the use of the product and the clinical setting in which it is used. Reimbursement rates may also be based on reimbursement levels already set for lower cost products or may be incorporated into existing payments for other services.

An inability to promptly obtain coverage and adequate reimbursement from third-party payors for any of our product candidates for which we obtain marketing approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

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We will be subject to new legislation, regulatory proposals and third-party payor initiatives that may increase our costs of compliance, and adversely affect our ability to market our products, obtain collaborators, and raise capital.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any products for which we obtain marketing approval. We expect that current laws, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we may receive for any approved products.

For example, the ACA was passed in March 2010 and substantially changed the way healthcare is financed by both governmental and private insurers and continues to significantly impact the United States pharmaceutical industry. Since its enactment, there have been executive, judicial and political challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. For example, the Tax Cuts and Jobs Act, or the Tax Act, includes a provision repealing the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On December 14, 2018, a U.S. District Court Judge in the Northern District of Texas, ruled that the individual mandate is a critical and inseverable feature of the ACA, and therefore, because it was repealed as part of the Tax Act, the remaining provisions of the ACA are invalid as well. Additionally, on December 18, 2019, the U.S. Court of Appeals for the 5th Circuit upheld the District Court ruling that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. On March 2, 2020, the United States Supreme Court granted the petitions for writs of certiorari to review this case, and has allotted one hour for oral arguments, which are expected to occur in the fall. It is unclear how such litigation and other efforts to repeal and replace the ACA will impact the ACA and our business. Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include, among other things, aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030 unless additional Congressional action is taken. The Coronavirus Aid, Relief and Economic Security Act, or CARES Act, which was signed into law in March 2020 and is designed to provide financial support and resources to individuals and businesses affected by the COVID-19 pandemic, suspended the 2% Medicare sequester from May 1, 2020 through December 31, 2020, and extended the sequester by one year, through 2030. In addition, the American Taxpayer Relief Act of 2012, among other things, further reduced Medicare payments to several providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The CMS promulgated regulations governing manufacturers’ obligations and reimbursement under the Medicaid Drug Rebate Program, and recently promulgated a regulation that limited Medicare Part B payment to certain hospitals for outpatient drugs purchased under the 340B program.

There has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs and biologics. Such scrutiny has resulted in several recent congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products.

We expect that the ACA, as well as other federal and state healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria, increased regulatory burdens and operating costs, decreased net revenue from our biopharmaceutical products, decreased potential returns from our development efforts, and additional downward pressure on the price that we receive for any approved product. It is also possible that additional governmental action is taken to address the COVID-19 pandemic. Any reduction in reimbursement from Medicare or other government healthcare programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from commercializing our products and being able to generate revenue, and we could be prevented from or significantly delayed in achieving profitability.

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In addition, there have been a number of other legislative and regulatory proposals aimed at changing the biopharmaceutical industry. For instance, the Drug Quality and Security Act of 2013 imposes obligations on manufacturers of biopharmaceutical products related to product tracking and tracing. Further, manufactures have product investigation, quarantine, disposition, and notification responsibilities related to counterfeit, diverted, stolen, and intentionally adulterated products that would result in serious adverse health consequences of death to humans, as well as products that are the subject of fraudulent transactions or which are otherwise unfit for distribution such that they would be reasonably likely to result in serious health consequences or death.

Compliance with the federal track and trace requirements may increase our operational expenses and impose significant administrative burdens. As a result of these and other new proposals, we may determine to change our current manner of operation, provide additional benefits or change our contract arrangements, any of which could have a material adverse effect on our business, financial condition, results of operations, stock price and prospects.

We will be subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as import and export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, and other consequences, which could adversely affect our business, financial condition, results of operations, stock price and prospects.

Our operations will be subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-corruption laws that apply in countries where we do business. The FCPA and these other anti-corruption laws generally prohibit us and our employees and intermediaries from authorizing, promising, offering, providing, soliciting, or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of our personnel or intermediaries, even if we do not explicitly authorize or have prior knowledge of such activities.

We will also be subject to other laws and regulations governing our international operations, including applicable import and export control regulations, economic sanctions on countries and persons, anti-money laundering laws, customs requirements and currency exchange regulations, collectively referred to as the trade control laws.

We can provide no assurance that we will be completely effective in ensuring our compliance with all applicable anti-corruption laws or other legal requirements, including trade control laws. If we are not in compliance with applicable anti-corruption laws or trade control laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on our business, financial condition, results of operations, stock price and prospects. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted. An investigation of any potential violations of anti-corruption laws or trade control laws by U.S. or other authorities could also have an adverse impact on our reputation, our business, financial condition, results of operations, stock price and prospects.

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business.

We may be subject to or affected by evolving federal, state and foreign data protection laws and regulations, such as laws and regulations that address privacy and data security. In the United States, numerous federal and state laws and regulations, including federal and state health information privacy laws, state data breach notification laws, and federal and state consumer protection laws, such as Section 5 of the Federal Trade Commission Act, govern the collection, use, disclosure and protection of health information and other personal information could apply to our operations. These laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions, and guidance on implementation and compliance practices are often updated or otherwise revised, which adds to the complexity of processing personal information. In addition, we may obtain health information from third parties, including research institutions from which we obtain clinical trial data, that are subject to privacy and security requirements under HIPAA, as amended HITECH, and its implementing rules and regulations. Depending on the facts and circumstances, we could be subject to criminal penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

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Foreign data protection laws, including European Union, or EU, Regulation 2016/679, known as the General Data Protection Regulation, or GDPR, may also apply to health-related and other personal information obtained outside of the United States. The GDPR went into effect on May 25, 2018. The GDPR introduced new data protection requirements in the EU. Companies that violate the GDPR can face private litigation, restrictions on data processing, as well as fines up to the greater of €20 million or 4% of annual global revenue. The GDPR, which is wide-ranging in scope, imposes several requirements relating to control over personal data by individuals to whom personal data relates, the information that an organization must provide to individuals, the documentation an organization must maintain, the security and confidentiality of personal data, data breach notification, and the use of third party processors in connection with the processing of personal data. The GDPR also imposes strict rules on the transfer of personal data out of the European Economic Area, or EEA, to the United States. Although there are legal mechanisms to allow for the transfer of personal data from the EEA and Switzerland to the United States, there is current litigation challenging such mechanisms, and uncertainty about compliance with EU data protection laws remains. Such mechanisms may not be available or applicable with respect to the personal data processing activities necessary to research, develop, and market our products and services. Further, the United Kingdom’s vote in favor of exiting the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the United Kingdom. In particular, it is unclear how data transfers to and from the United Kingdom will be regulated. The GDPR, the applicable laws of EU Member States, and the applicable privacy laws of the United Kingdom may impact our business activities and increase our compliance costs and potential liability.

In addition, the California Consumer Privacy Act, or CCPA, took effect on January 1, 2020. The CCPA creates new individual privacy rights for California consumers (as the word is broadly defined in the law) and places increased privacy and security obligations on many organizations that handle personal information of consumers or households. The CCPA will require covered companies to provide new disclosures to consumers about such companies’ data collection, use and sharing practices, provide such consumers with data privacy rights such as rights to access and delete their personal information, receive detailed information about how their personal information is used, and opt-out of certain sharing of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that is expected to increase data breach litigation. The Attorney General and local government attorneys may also bring enforcement actions for alleged violations of the CCPA. Although there are some exemptions for clinical trial data and health information, the CCPA may impact our business activities and increase our compliance costs and potential liability. Many similar privacy laws have been proposed at the federal level and in other states.

Compliance with U.S. and foreign data protection laws and regulations could require us to take on more onerous obligations in our contracts, increase our costs of legal compliance, restrict our ability to collect, use and disclose data, or in some cases, impact our or our partners’ suppliers’ ability to operate in certain jurisdictions. Our or our vendors’ actual or perceived failure to comply with U.S. and foreign data protection laws and regulations could result in government investigations and/or enforcement actions (which could include civil, criminal, and administrative penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business. Moreover, clinical trial subjects about whom we or our potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could harm our business.

Violations of or liabilities under environmental, health and safety laws and regulations could subject us to fines, penalties or other costs that could have a material adverse effect on the success of our business.

We will become subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures, the handling, use, storage, treatment and disposal of hazardous materials and wastes and the cleanup of contaminated sites. Our operations will likely involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations may also produce hazardous waste products. We would incur substantial costs as a result of violations of or liabilities under environmental requirements in connection with our operations or property, including fines, penalties and other sanctions, investigation and cleanup costs and third-party claims. Despite our best efforts, we may not be able eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

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Risks Related to this Offering

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given, even if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the shares arbitrarily.

The offering price of the shares of common stock has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

Management will have discretion as to the use of proceeds from this offering.

The net proceeds from this offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this offering for other purposes not presently contemplated that it deems to be in the best interests of the Company and its stockholders in order to address changed circumstances or opportunities. Because of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Company’s management with respect to application and allocation of the net proceeds of this offering. Investors for the securities offered hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

Subscribers through this offering may not be entitled to a jury trial, which could result in less favorable outcomes to plaintiffs.

As specified in the subscription agreement, investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

Risks Related to Our Common Stock

If we issue additional shares of our stock, stockholders may experience dilution in their ownership of us.

We are authorized to issue up to 10,000,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, stockholders may experience more dilution in their ownership of us in the future. Our board of directors and majority stockholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other stockholders. The issuance of additional shares of capital stock or net profits interests by us would dilute stockholders’ ownership in us.

Voting control is in the hands of a few large stockholders.

The potential majority of voting control is concentrated in the hands of a small number of stockholders. Our current CEO and directors have received stock options that vest over time, some of which are eligible for exercise. Additionally, there is only one holder of our non-voting Series A Preferred Stock and Series B Preferred Stock, respectively (the same investor, Bountiful Capital, LLC), which are convertible into voting common stock. Ryan Davies, the Chairman of the Board, currently holds approximately 86.13% of our issued and outstanding common shares in the aggregate, and 12.36% of our shares on an as-converted basis; Carla Miller, our controller and a director, currently holds approximately 14.5% of our issued and outstanding common shares currently and 0.3% on an as-converted basis; Byron Elton, our President and CEO and a director, currently holds approximately 27.98% of our issued and outstanding common shares currently and 0.77% on an as-converted basis. One other investor, Bountiful Capital, LLC, through its ownership of 100% of the issued and outstanding shares of the Series A Preferred Stock (200,000 shares of Series A Preferred Stock convertible into 25,000,000 shares) and Series B Preferred Stock (5,000 shares of Series B Preferred Stock convertible into 500,000 shares of common stock) currently holds approximately 0% of our common shares and 85.94% of our common shares on an as-converted basis, although this investor is prohibited from converting into more than 4.99% of the Company’s common stock due to beneficial ownership limitations. Those four shareholders in the aggregate control approximately 98.09% of our voting shares (on an as-converted basis) and 100% of our non-voting preferred stock.

Additionally, the Company may at any time issue super voting “blank check” preferred stock to its board of directors to effectively control the company. In aggregate, including shares of our Common Stock, these few people and entities may potentially make all major decisions regarding the company.

We cannot assure that we will pay dividends.

We do not currently anticipate declaring and paying dividends to our stockholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

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Our Board of Directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of “blank check” preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Series A Preferred Stock issued to an investor with certain preferential rights, upon conversion thereof, will cause significant dilution to existing stockholders.

Bountiful Capital, LLC currently owns 200,000 shares of Series A non-voting, convertible preferred stock, (the “Series A Preferred Stock”). Each one share of Series A Preferred Stock is convertible, at the option of the holder, into 125 shares of Common Stock at any time, at the election of the holder, after the issuance of the Series A Preferred Stock; provided, however, that such conversion may only occur at a time when the Company has sufficient authorized shares of common stock under its articles of incorporation to satisfy such conversion and may not result in the conversion into more than 4.99% of the then-issued and outstanding shares unless 61 days’ prior notice is given. If all of the Series A Preferred Stock are converted into common shares, a total of 25,000,000 additional shares of common stock of the Company would be issued. Currently, there are enough authorized shares of common stock of the Company to satisfy a total conversion of the Series A Preferred Stock. The common stock issuable upon conversion of the Series A Preferred Stock may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the Company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. In the event of such overhang, the Series A Preferred Stock will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease. The holder of the Series A Preferred Stock is also party to (i) an Investor Rights Agreement with the Company that allows the investor to have certain registration rights, including the ability to demand the Company register the shares via Form S-1 or Form S-3 at the Company’s expense, or the ability to include the investor’s shares on a registration statement that is voluntarily being filed by the Company and (ii) a Right of First Refusal and Co-Sale Agreement with the Company and certain Key Shareholders (Carla Miller and Ryan Davies) that allows the investor to have the first right of refusal to purchase the Key Shareholders’ shares in the event of a sale, and to sell its shares on the same terms of the Key Shareholders in the event of certain transactions.

Series B Preferred Stock issued to an investor with certain preferential rights, upon conversion thereof, will cause significant dilution to existing stockholders.

Bountiful Capital, LLC currently owns 5,000 shares of Series B non-voting, convertible preferred stock, (the “Series B Preferred Stock”). Each one share of Series B Preferred Stock is convertible, at the option of the holder, into 100 shares of Common Stock at any time, at the election of the holder, after the issuance of the Series B Preferred Stock; provided, however, that such conversion may only occur at a time when the Company has sufficient authorized shares of common stock under its articles of incorporation to satisfy such conversion and may not result in the conversion into more than 4.99% of the then-issued and outstanding shares. If all of the Series B Preferred Stock are converted into common shares, a total of 500,000 additional shares of common stock of the Company would be issued, although the investor is limited to converting only 4.99% of the then-issued outstanding common stock of the Company at a time. Currently, there are enough authorized shares of common stock of the Company to satisfy a total conversion of the Series B Preferred Stock if it was possible. The common stock issuable upon conversion of the Series B Preferred Stock may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the Company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. In the event of such overhang, the Series B Preferred Stock will have an incentive to sell their common stock as quickly as possible and to keep converting their Series B Preferred Shares. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease.

We cannot assure that a public trading market for our common stock will ever be established.

At present, there is no trading market for our securities and we cannot assure that a trading market will develop. Our common stock has no trading symbol. In order to obtain a trading symbol and authorization to have our common stock trade publicly, we must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”), of which there is no assurance, before active trading of our common stock could commence. If our shares of common stock ever publicly trade, they may be quoted on the OTC Pink Market or similar market. The OTC Markets may provide less liquidity than the NASD’s automated quotation system, NYSE or the NASDAQ Stock Market. Except to the extent that investors’ shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, of which there is absolutely no assurance, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have been satisfied.

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Our common stock would be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of common stock are “penny stocks” because they are being sold for less than $5.00 per share and are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

This investment is illiquid.

There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. You should assume that you may not be able to liquidate your investment for some time or be able to pledge these shares as collateral.

You will need to keep records of your investment for tax purposes.

As with all investments in securities, if you sell our Common Stock at a profit or loss, you will probably need to pay tax on the long- or short-term capital gains that you realize or apply the loss to other taxable income. If you do not have a regular brokerage account, or your regular broker will not hold our Common Stock for you (and many brokers refuse to hold securities issued under Regulation A) there will be nobody keeping records for you for tax purposes and you will have to keep your own records and calculate the gain or loss on any sales of the Common Stock.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options on its shares) to its founders and early employees at a low cash price, as they are typically putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, the new investors typically pay a higher price for their shares than the founders or earlier investors.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing stockholders, assuming that the new shares are sold at $2.10 per share. The schedule presents the number of shares and pricing as issued and reflects all transactions since inception, so investors can understand what they will pay for their investment compared to what earlier parties have paid.

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The following table presents the approximate effective cash price paid for all shares and potential shares issuable by the Company as of March 5, 2024.

	Date Issued	Issued Shares	Potential Shares	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Common Shares:
Common Shares(1)	2021	62,500	-	62,500	$0.08
Common Shares(2)	2021	50,000	-	50,000	$0.08
Common Shares(3)	2023	468,133	-	468,133	$0.55

Preferred Shares:
Series A Preferred Shares(4)	2021	200,000	-	200,000	$0.08
Series B Preferred Shares (5)	2023	5,000	-	5,000	$1.00

Options:
Non-Qualified Stock Options(6)			3,150,000	3,150,000	$0.08
Non-Qualified Stock Options(6)			2,077,500	2,077,500	$0.08
Non-Qualified Stock Options(7)			31,500	31,500	$0.08
Non-Qualified Stock Options(8)			608,000	608,000	$0.08
Non-Qualified Stock Options(9)			108,000	108,000	$0.08
Non-Qualified Stock Options(10)			100,000	100,000	$0.08

Warrants:
Warrants(11)		-	31,250	31,250	$0.08

(1)	Shares issued to Carla Miller.

(2)	Shares issued to Lindsay Mann.

(3)	Shares sold for cash.

(4)	In March 2021, the Company issued 200,000 shares of Series A Preferred Stock to Bountiful Capital, LLC for a total purchase price of $2,000,000. The Series A Preferred Stock are convertible into the Company’s Common Stock at a fixed conversion ratio of 125 shares of Common Stock for one share of Series A Preferred Stock. The holder of the Series A Preferred Stock is also party to an Investor Rights Agreement with the Company that allows the investor to have certain registration rights, including the ability to demand the Company register the shares via Form S-1 or Form S-3 at the Company’s expense, or the ability to include the investor’s shares on a registration statement that is voluntarily being filed by the Company

(5)	In October 2023, the Company issued 5,000 shares of Series B Preferred Stock to Bountiful Capital, LLC for a total purchase price of $500,000. The Series B Preferred Stock are convertible into the Company’s Common Stock at a fixed conversion price of $1.00 per share of Common Stock based on the initial purchase price of the Series B Preferred Stock.

(6)	On October 1, 2021 Ryan Davies was granted an option to purchase up to 3,150,000 shares of common stock for an exercise price of $0.08. The option vests over a 36-month period from the Grant Date, with 525,000 options vested at the end of month 6, and 87,500 options vested at the end of each month from the end of month 7 through the end of month 36. On November 1, 2022, Ryan Davies was granted, pursuant to his annual bonus, an option to purchase up to 2,077,500 shares of common stock for an exercise price of $0.08. The new option vests over a 36-month period from the Grant Date, with 57,708 options vesting at the end of each month.

(7)	On October 25, 2021, the Company granted Carla Miller non-qualified stock options to purchase 31,500 shares of Common Stock at an exercise price of $0.08. The option shall vest over a 36-month period from the grant date, at a rate of 875 options vested each month.

(8)	On December 16, 2022, the Company granted Byron Elton non-qualified stock options to purchase 108,000 shares of common stock for an exercise price of $0.08. The option vests over a 36-month period from the Grant Date, with 18,000 options vested at the end of month 6, and 3,000 options vested at the end of each month from the end of month 7 through the end of month 36. On February 7, 2023, the Company granted Byron Elton non-qualified stock options to purchase 500,000 shares of common stock for an exercise price of $0.08. The option vests over a 36-month period from the Grant Date, with 83,360 options vested at the end of month 6, and 13,888 options vested at the end of each month from the end of month 7 through the end of month 36.

(9)	On February 7, 2023, the Company granted a consultant non-qualified stock options to purchase 108,000 shares of common stock for an exercise price of $0.08. The option vests over a 36-month period from the Grant Date, with 18,000 options vested at the end of month 6, and 3,000 options vested at the end of each month from the end of month 7 through the end of month 36.

(10)	On August 1, 2023, the Company granted a member of the Company’s Board of Advisors non-qualified stock options to purchase 100,000 shares of common stock for an exercise price of $0.08. This option vests over a 36-month period from the Grant Date, at a rate of 2,777 options vested each month.

(11)	On September 25, 2021, the Company issued a pre-funded common stock purchase warrant (the “Pre-Funded Warrant”) to purchase up to 31,250 shares of Common Stock. The Pre-Funded Warrant has an initial exercise date of September 25, 2023 and an exercise price of $0.001 per share.

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The following table describes the dilution that new investors will experience when they invest in the Company and relative to the Company’s existing holders of securities. This calculation is based on the net tangible assets of the Company; as such calculations are based on net tangible book value of $26,352 as of June 30, 2023, and as summarized in our audited financial statements.

Offering costs assumed in the following table includes up to $50,000 (or 1% of the proceeds from this offering) in commissions and a fee of $5,000 for out-of-pocket accountable expenses paid to Dalmore Group, a fee of $20,000 paid to Dalmore Group as a consulting fee, as well as direct legal and accounting fees incurred in support of this Offering. The Company is also responsible for a pass-through fee of $1,250 for Dalmore’s filing FINRA as well as a $1,000 fee charged for each additional 1-APOS filing done by Dalmore.

The table presents three amount raised scenarios: a $500,000 raise from this offering, a $2,500,000 raise from this offering, and a fully subscribed $5,000,000 raise from this offering.

	$500,000 Raise	$2,500,000 Raise	$5,000,000 Raise
Price per Share	$2.10	$2.10	$2.10
Shares Issued	238,096	1,190,477	2,380,953
Bonus Shares Issued	71,429	357,144	714,286
Capital Raised	$500,000	$2,500,000	$5,000,000
Less: Offering Costs	$113,000	$133,000	$158,000
Net Offering Proceeds	$387,000	$2,367,000	$4,842,000
Net Tangible Book Value Pre-financing June 30, 2023 (1)	$300,898	$300,898	$300,898
Net Tangible Book Value Post-financing	$687,898	$2,667,898	$5,142,898

Shares Issued and Outstanding Pre-financing March 5, 2024 (2)	29,512,458	29,512,458	29,512,458
Shares Issued and Outstanding Post-financing (3)	29,821,983	31,060,079	32,607,697

Net Tangible Book Value per Share Prior to Offering	$.01	$.01	$.01
Increase/(Decrease) per Share Attributable to New Investors	$.01	$.08	$.15
Net Tangible Book Value per Share After Offering	$.02	$.09	$.16
Dilution per Share to New Investors ($)	$2.08	$2.01	$1.94
Dilution per Share to New Investors (%)	99%	96%	92%

(1)	Assumes exercise of all issued warrants, resulting in cash proceeds of $260,806.

(2)	Assumes conversion of all issued Series A Convertible Preferred Stock, resulting in the issuance of an additional 25,000,000 shares of Common Stock. Assumes conversion of all issued Series B Convertible Preferred Stock, resulting in the issuance of an additional 500,000 shares of Common Stock. Assumes exercise of all issued warrants, resulting in the issuance of an additional 3,431,825 shares of Common Stock. Also includes common shares outstanding and available under the Incentive Stock Option Plan.

(3)	Assuming all Bonus Shares are issued in this Offering.

Future dilution

Another aspect of dilution is the dilution that happens due to future actions by the Company. The investor’s stake in the Company could be diluted due to the Company issuing additional shares. In other words, when the Company issues more shares, the percentage of the Company that each investor owns will go down, even though the value of the Company may go up. In that event, the investor will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a crowdfunding round, a venture capital round, or angel investment), employees exercising stock options, or by conversion of certain instruments (ex. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share, although earnings per share typically occurs only if the Company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company.

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The type of dilution that hurts early-stage investors most occurs when the Company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. The example provided below is hypothetical and for illustrative purposes only:

●	In June 2022, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December, the Company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the Company but her stake is worth $200,000.
●	In June 2023, the Company has serious problems and in order to continue to operate raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the Company and her stake is now worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors. They receive more shares than the new investors would for the same price because of their earlier investment which may have been associated with greater risk. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes receive more shares for the same dollar amount of investment than new investors receive. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that the Company has issued and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION

Plan of Distribution

The Company is offering up to 3,095,239 shares of its Common Stock, including 714,285 shares of Bonus Shares par value $0.001 per share (the “Shares”) on a “best efforts” basis at a price of $2.10 per share. No additional consideration will be received by the company for the issuance of Bonus Shares and the company will absorb the cost of the issuance of the Bonus Shares. The minimum subscription is $525.00.

The Company intends to market the shares in this offering primarily through online means. Online marketing may take the form of contacting potential investors through electronic media and posting our offering circular on an online investment platform. This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website (www.CancerVax.com) on landing pages that relates to the offering.

The offering will terminate at the earliest of the date at which the maximum offering amount has been sold, one year from the date upon which the Commission qualifies the offering statement of which this offering circular forms a part and the date at which the offering is earlier terminated by the Company, in its sole discretion.

The Company intends to complete multiple closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

Engagement Agreement with Dalmore Group, LLC

We are currently party to a Broker-Dealer Agreement dated October 23, 2023 with Dalmore Group, LLC. (“Dalmore” or the “Broker-Dealer”). Dalmore has agreed to act as our broker dealer of record for the offering and service provider for investors who participate in the offering. Dalmore has made no commitment to purchase all or any part of the shares of common stock being offered and is strictly acting in an administrative and compliance capacity as the broker dealer of record, and is not being engaged by the Client to act as an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act or placement agent in connection with the offering.

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Commissions, Discounts, Expenses and Fees

The following table shows the maximum discounts, commissions and fees payable to Dalmore Group in connection with this offering assuming we raise the maximum amount of offering proceeds:

Dalmore Group commissions paid by the Company(1)	$50,000
Dalmore Group out of pocket expenses paid by the Company(2)	$26,250

(1)	Dalmore Group will receive commissions paid by the Company of 1% of the offering proceeds

(2)	The Company paid $25,000 to Dalmore for out-of-pocket accountable expenses. This fee will be used for the purpose of coordinating filings with regulators and conducting a compliance review of the Company’s offering. Any portion of this amount not expended and accounted for will be returned to the Company. The Company is also responsible for a pass-through fee of $1,250 for Dalmore’s filing FINRA as well as a $1,000 fee charged for each additional 1-APOS filing done by Dalmore.

Assuming the full amount of the offering is raised, the Company estimates that the total commissions, discounts, expense and fees of the offering payable by the Company to Dalmore Group will be approximately $76,250.

Bonus Shares

Investors in this offering are eligible to receive bonus shares of Common Stock, which effectively gives them a discount on their investment. Those investors will receive, as part of their total investment in the Offering, up to 30% of the total shares they purchased, depending upon the amount they invest as described below (the “Bonus Shares”). Investors receiving the Bonus Shares will pay an effective price of less than $2.10 per share.

Total Investment	Bonus Shares	Effective Price Per Share
$1,000	5% Bonus Shares	$2.00
$1,500	7.5% Bonus Shares	$1.95
$2,500	10% Bonus Shares	$1.91
$5,000	15% Bonus Shares	$1.83
$10,000	20% Bonus Shares	$1.75
$25,000	25% Bonus Shares	$1.68
$35,000	30% Bonus Shares	$1.62

We believe that Bonus Shares simply reduce the cost basis per share of the investment. However, it is recommended that investors consult with their own tax professionals to fully understand any tax implications of receiving Bonus Shares.

Other Terms

In addition, the Company will pay $3,500 monthly to Dalmore Technology, LLC (“Dalmore Technology”), a related company to Dalmore, as a platform fee, totaling $42,000 over the 12 months of the initial contract term. Our agreement with Dalmore provides for an initial term of 12 months, with automatic renewal for additional successive 12 month terms unless the Company or Dalmore provides notice of termination or non-renewal. In the event that the agreement is renewed for an additional term or terms, the $3,500 monthly platform will continue to apply for platform fees, continuing to total $42,000 for each such additional 12 month term. Dalmore Technology has agreed to perform the following services, which includes a $2.00 per recordholder fee and payment processing fee that is a passthrough cost by Dalmore Technology charged by third party vendors:

●	Investor registration and onboarding
●	Arrangement of payment processing services by third parties
●	Implementation of “tags” or “pixels” for marketing and CRM third parties
●	“Know Your Customer” and “Anti-Money-Laundering” Integration

Subscription Procedures

After the Offering Statement has been qualified by the Commission, and prior to any closing date agreed upon by Dalmore and the Company, (i) each Investor will execute and deliver a subscription agreement (each, a “Closing”) to the Company through the Online Platform; (ii) each investor will tender funds via wire, credit or debit card, or ACH only, checks will not be accepted, to the Company in an amount equal to the price per share as shown on the cover page of the Offering Statement, as qualified by the Commission, multiplied by the number of shares of Common Stock subscribed by such Investor and as adjusted by any discounts or bonuses applicable to certain Investors. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Dalmore Technology will assist with the facilitation of credit and debit card payments through the Online Platform. The Company estimates that processing fees for credit card subscriptions will be approximately 2.89% of total funds invested per transaction, although credit card processing fees may fluctuate. The Company intends to pay these fees and will reimburse Dalmore Technology for respective transaction fees and return fees that it incurs for returns and chargebacks. The Company estimates that approximately 75% of the transactions in this offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total offering expenses set forth in “Use of Proceeds.” Upon closing, funds tendered by investors will be made available to the Company for its use.

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There is a minimum individual investment in this offering is $525.00, or 250 shares of Common Stock. There is no maximum individual subscription amount.

In order to invest you will be required to subscribe to the offering via the Online Platform and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investor Suitability Standards

Our shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who :

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.”

Investors will be required to complete an Investment Subscription Agreement in order to invest. The Investor Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (calculated by excluding the value of the investor’s principal residence).

Colonial Stock Transfer Company, Inc., is the transfer agent of the Company and will maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

In the event that it takes some time for the Company to raise funds in this offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

Provisions of Note in Our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company to be brought in a state or federal court of competent jurisdiction in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us in limiting our litigation costs, to the extent it is enforceable, as it is state of the Company’s jurisdiction, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Pursuant to the terms of the Subscription Agreement, it shall be governed and construed in accordance with the laws of Nevada within the jurisdiction of a Nevada court. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

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If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Nevada, which governs the agreement, by a federal or state court in the State of Nevada. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

Selling Securityholders

No securities are being sold for the account of securityholders; all net proceeds of this offering will go to the Company.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc. has been engaged to be the transfer agent for the Common Stock and maintains shareholder information on a book-entry basis. We will not issue shares in physical or paper form.

Investors’ Tender of Funds and Return of Funds

After the Commission has qualified the Offering Statement, and prior to any closing date agreed upon by Dalmore Group and the Company, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Upon closing, funds tendered by investors will be made available to the Company for its use.

In the event that it takes some time for the Company to raise funds in this offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

In order to invest you will be required to subscribe to the offering via the Online Platform and agree to the terms of the offering, the subscription agreement and any other relevant exhibits attached thereto.

USE OF PROCEEDS TO ISSUER

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Offering expenses	(91,750)	(104,250)	(116,750)	(129,250)
Net proceeds	$1,158,250	$2,395,750	$3,633,250	$4,870,750
Offering Expenses
Underwriter Expenses	-			-
Legal & Accounting	43,000	43,000	43,000	43,000
Marketing and Broker-Dealer Fees	37,500	50,000	62,500	75,000
Publishing/EDGAR	5,000	5,000	5,000	5,000
Transfer Agent	5,000	5,000	5,000	5,000
Total Offering Expenses	$91,750	$104,250	$116,750	$129,250

Assuming a maximum raise of $5,000,000, the net proceeds of this offering would be approximately $4,872,000 after subtracting estimated offering costs of $76,250 to Dalmore Group in fees and commissions, $25,000 in audit and accounting fees, $5,000 in Edgarization fees, $5,000 in transfer agent fees and $18,000 in legal fees. We intend to use the proceeds respective to this maximum raise to conduct normal business operations, including payments to officers, and conduct the needed research and development, allowing us to develop new cancer treatments.

Assuming a raise of $2,500,000, representing 50% of the maximum offering amount, the net proceeds would be approximately $2,397,000 after subtracting estimated offering costs of $50,000 to Dalmore in fees and commissions, $25,000 in audit and accounting fees, $5,000 in Edgar filing fees, $5,000 in transfer agent fees and $18,000 in legal fees. In such event we would use the proceeds respective to this 50% raise to conduct normal business operations, including payments to officers, and conduct the needed research and development, allowing us to develop new cancer treatments.

The Company intends to use the proceeds of this offering to fund ongoing research and development at UCLA under the Second Sponsored Research Agreement, to cover general and administrative costs and for marketing and public relations efforts, which includes pay for employees, officers and directors. The Company does not anticipate any material change in the use of proceeds if all of the securities being qualified on the offering statement are not sold; it will simply have to spend less on each category in this use of proceeds section on an adjusted basis. The priority for the Company is paying for the Second Sponsored Research Agreement. If fewer securities are sold than the maximum offered, the Company will allocate as much funding as possible to the Universal Cancer Vaccine Platform being researched in the Second Sponsored Research Agreement, and less resources on the Universal CAR-T Cell Platform, also being research in the Second Sponsored Research Agreement. The reason for this prioritization if necessary is because the Company believes that the Universal Cancer Vaccine Platform has the greatest opportunity to help the most amount of people.

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Research and Development	$1,450,000	$1,450,000	$2,175,000	$2,900,000
Marketing and PR	50,000	200,000	300,000	400,000
General and Administrative	500,000	650,000	975,000	1,300,000
Working Capital	48,750	95,750	183,250	270,750
Offering Expenses	91,750	$104,250	$116,750	$129,250
Total Net Proceeds	$2,140,500	$2,500,000	$3,750,000	$5,000,000

During the course of the offering, the company may issue Bonus Shares as described under the “Plan of Distribution” and “Securities Being Offered” sections herein. The issuance of Bonus Shares does not affect the potential proceeds that may be received by the company.

The Company reserves the right to change the above intended use of proceeds if management believes it is in the best interests of the Company.

THE COMPANY’S BUSINESS

Overview

CancerVax was incorporated under the laws of the State of Nevada on March 26, 2021 as “CancerVax, Inc.”

CancerVax is a pre-clinical biotechnology company working with the University of California at Los Angeles (UCLA”) to developing innovative cancer immunotherapy treatments that use the body’s immune system to fight cancer. All of our immunotherapy technologies are designed to be delivered as simple injections. We look forward to the day when treating cancer will be as simple as getting a flu shot, which we believe is a better way to treat cancer.

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Our Development Pipeline at UCLA Includes:

Children’s Cancer

We are developing a disease-specific conventional immunotherapy targeted at treating Ewing sarcoma, a rare but deadly bone and soft tissue cancer that affects children and young adults. There are currently no treatment options available for recurrence of Ewing Sarcoma. This research effort is led by a team of cancer researchers and physicians who run the Ewing Sarcoma Program at the UCLA, through a sponsored research agreement dated May 12, 2021 (the “First Sponsored Research Agreement”). This project is currently in the discovery stage using various conventional immunotherapy approaches such as monoclonal antibodies, bispecific antibodies, and CAR-T cell therapy. UCLA initially filed a provisional patent application in January 2021, and then refiled an updated provisional patent application in January 2023. The First Sponsored Research Agreement expired on June 30, 2023 but the parties have agreed to extend the Agreement at no cost with an end date of June 30, 2024.

Universal Cancer Vaccine Platform (UCV)

We are developing a novel and customizable Universal Cancer Vaccine Platform, to be delivered as a shot, that uses cutting-edge bioengineering and molecular technologies to uniquely detect, mark and kill only cancer cells. By forcing cancer cells to express a unique marker not found in healthy cells, custom antibody drugs and the body’s immune cells can target and destroy the cancer cells with precision. This research effort is led by a team of cancer researchers and physicians, most of whom are working the Ewing sarcoma research, through a second sponsored research agreement executed in July 2022 (“Second Sponsored Research Agreement”). Currently, many conventional cancer immunotherapies are based on finding protein markers or mechanisms that are naturally expressed in cancer cells and then developing custom antibodies or immune cells to target those specific protein markers for cell destruction. The main challenge with this conventional approach, is that the natural protein markers often appear in healthy cells as well as cancer cells. As a result, any treatment targeting those natural markers may also affect healthy cells. We seek to engineer a single non-naturally occurring protein marker for all cancer cells to express, and then vaccinate against this non-naturally occurring marker. In effect, we intend to use this non-naturally occurring protein marker to enable the immune system to target only cancer cells, while leaving normal, healthy cells unaffected. In addition, we will also explore making cancer cells express protein markers associated with diseases that humans are known to have strong immunity to. In other words, we hope to make cancer cells look like known diseases, so that the body’s immune system will naturally destroy the cancer cells as if they were common infections. This UCV approach is currently in the discovery stage. We filed a provisional patent application in 2021, and then an international application (PCT) in 2022. The pre-clinical research for this project is being done at the UCLA through a sponsored research agreement. UCLA filed a separate provisional patent application in 2022 and has executed with us an Option to exclusively license all intellectual property and other technology that develops from this project.

Universal CAR-T Cell Platform (UCAR-T)

Based on the foundational nanoparticle technology developed for UCV, we expanded SRA #2 to also include a novel and customizable low-cost treatment platform, to be delivered as a shot, that can use messenger RNA (mRNA) to reprogram natural immune T-cells inside the body to seek and destroy specific targeted cancer cells. These modified T-cells are called Chimeric Antigen Receptor (CAR) T Cells. Conventional CAR-T Cell therapy can cost more than $500,000 per dose due to complicated and expensive lab processes associated with gene editing, cultivating, collecting and transporting of live modified T-cells. Our goal is to lower the cost to a few thousand dollars per dose by helping the body make its own CAR T-cells. This UCAR-T approach is currently in the discovery stage. Our exclusive option to license this technology is provided under SRA #2.

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Our Background

Advances in precision medicine, cancer immunology, and genome engineering are empowering physician scientists with new understanding and capabilities in how we approach the treatment of cancers. Solutions that harness the immune system and its components to target, recognize, and attack malignant cell populations are increasingly informing the development of new life-changing therapies that offer hope to patients with refractory disease. Existing strategies in this space rely on specific receptor-ligand interactions between immune effector cells and the targeted cancer cell to drive the desired therapeutic response. Alternatively, strategies where cancer cells are induced or “vaccinated” to express an engineered antigen that can be recognized by an immunotherapy or other targeted agents offer intriguing new treatment possibilities across the cancer landscape. As initial steps toward realizing these types of therapies, the research proposed in this Program will target the development and testing of three concepts inspired by advances in cancer immunology, genome engineering, and nanotechnology. When combined these enabling strategies have the potential to contribute to CancerVax’s ultimate objective of establishing universal cancer vaccines

Principal Products and Services

We intend to leverage cutting-edge biotechnologies to develop a universal vaccine against a custom engineered non-naturally occurring protein markers. We have divided our research efforts into three separate segments for the purpose of exploring concepts towards designing a universal cancer vaccine platform, inspired by advances in cancer immunology, genome engineering and nanotechnology. The first R&D segment, led by Dr. Steven Jonas at UCLA, will focus on nanotechnology-enabled delivery solutions for universal cancer vaccine payloads. The second R&D segment, led by Dr. Christopher Seet at UCLA will focus on gene expression-based “AND-gate” in vivo targeting of tumor cells. The third R&D segment, led by Dr. Satiro De Olivera at UCLA, will focus on immune effector payload approaches for universal cancer vaccines.

Also, in May 2021, we entered into a Sponsored Research Agreement with the University of California Regents to research and develop an immunotherapy breakthrough targeted at treating Ewing sarcoma, a rare but deadly soft tissue and bone cancer that primarily affects children and young adults. While relapse remains an important clinical problem for those diagnosed with Ewing sarcoma, there is currently no FDA approved treatment to prevent recurrence. The 12-month research program with the Regents, conducted at UCLA, commenced on May 12, 2021, under the direction of Principal Investigator, Dr. Satiro De Oliveira and co-Principal Investigators, Dr. Noah Federman and Dr. Steven Jonas from the Department of Pediatrics, Hematology & Oncology, UCLA Medical Center. The program will focus on developing effective immunotherapies such as CAR T-cell and custom antibodies for Ewing sarcoma. The program expands on the preliminary laboratory work done at UCLA by leveraging outside commercial-grade immunotherapy development processes and services. We hope the resulting technology will be able to target other cancers such as adrenal cancer and brain cancer, as well as enabling the development of other immunotherapies, vaccines and drugs.

Market

According to the World Health Organization, cancer is the second leading cause of death globally and was responsible for nearly 10 million deaths in 2020. The American Cancer Society estimates that 1.8 million new cancer cases were diagnosed and that 606,530 cancer deaths occurred in the United States in 2020. Due to the limited efficacy and serious side effects of traditional cancer treatment methods such as surgery, chemotherapy and radiation therapy, there is a notable shift away from standard treatment methods towards immunotherapies. This paradigm shift is paving the way for the cancer immunotherapy business to flourish.

In response to the severity of the global cancer burden, government agencies and cancer research institutes have begun investing in the research and development of various forms of cell therapies for cancer treatment. Immunotherapies, such as CAR T-cell therapy, engineered T-cell receptor therapy and -infiltrating lymphocyte (TIL) therapy, are being investigated for improved treatment outcomes. As a result of research and new approvals, the cancer immunotherapy market share is expected to grow through 2028.

The market for cancer immunotherapy has generally been segmented by product into monocional antibodies, immunomodulators, vaccines, and check point inhibitors. The market can be further segmented on the basis of application into lung cancer, breast cancer, colorectal cancer, prostate cancer, multiple myeloma, melanoma, head & neck cancer, and other types of cancer. In 2016, the largest share of the global cancer immunotherapy market was located in North America. This North American concentration can be attributed to such causes as the rise in the number of cancer patients, the increase in the adoption rate of immunotherapy and the development of bioinformatics tools enhancing the drug development process.

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The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary rights. We will compete in the highly competitive markets that address cancer and face significant competition from many sources, including pharmaceutical, biopharmaceutical and biotechnology companies, as well as universities and private and public research institutions.

Any viral immunotherapies that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. We are focused on developing next-generation viral immunotherapies for the treatment of cancer.

We are aware of other companies either marketing or focused on developing competing therapies for the treatment of cancer which generally fall into the following treatment groups:

●	oncolytic viral immunotherapies, including Amgen’s T-VEC, the only FDA-approved oncolytic immunotherapy, which is approved for treating advanced melanoma and is in development for several other indications, and other oncolytic viruses in development by companies such as AstraZeneca, Boehringer Ingelheim, Johnson & Johnson, Merck, PsiOxus Therapeutics, Regeneron, Vyriad, Replimune and Turnstone Therapeutics;
●	approved immunotherapy antibodies and immunotherapy agents in clinical development, including antibody agents, bispecific T cell engagers, including those in development by Amgen, and immuno-oncology companies focused on IL-12, such as Ziopharm Oncology;
●	cancer vaccines, including personalized vaccines and those targeting tumor neoantigens, including neoantigen therapies in development by companies such as BioNTech, Gritstone Oncology and Moderna Therapeutics;
●	cell-based therapies, including CAR T cell therapies, T cell receptor and NK cell therapies; and
●	traditional cancer therapies, including chemotherapy, surgery, radiation and targeted therapies.

Many of our potential competitors, alone or with their strategic partners, may have substantially greater financial, technical and other resources than we do, such as larger research and development, clinical, marketing and manufacturing organizations. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated among a smaller number of competitors. Our commercial opportunity could be reduced or eliminated if competitors develop and commercialize products that are safer, more effective, are easier to administer or are less expensive alone or in combination with other therapies than any products that we may develop alone or in combination with other therapies, especially if these get to market sooner than our products. These and other third parties also compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or advantageous to our business.

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Competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Our viral immunotherapy product candidates, if and when marketed, will compete with a number of therapies that are currently marketed or in development that also target cancer but that utilize different mechanisms of action. To compete effectively with these agents, our product candidates will need to demonstrate advantages that lead to improved clinical efficacy and safety compared with these competitive agents. While we believe that our current and future product candidates have the potential to provide potent clinical antitumor activity as monotherapies, we also plan to test them in combination with immune checkpoint inhibitors and chemotherapy agents. As such, if and when ultimately marketed, our product candidates may be in combination with checkpoint therapies in addition to other existing cancer therapies, including surgery, chemotherapy, radiation therapy and other biological therapies such as antibodies targeting particular surface receptors. We, therefore, believe that our product candidates, if and when marketed, may in some instances complement rather than compete directly with these existing treatment options.

We expect to face direct and increasing competition from a number of companies that are also seeking to develop cancer therapies based on viral immunotherapies and other ways to stimulate the immune system. We believe that our ability to successfully compete will depend, among other things, on our ability to:

●	expeditiously advance the development of our product candidates;
●	design, enroll patients in and successfully complete appropriate clinical trials in a timely fashion;
●	gain regulatory approval for our product candidates in their first indications as well as further indications;
●	establish collaborations and partnerships for the development and marketing of our product candidates;
●	commercialize our product candidates successfully, including convincing physicians, insurers and third-party payors of the safety and efficacy of our product candidates over currently approved therapies;
●	secure and protect intellectual property rights based on our innovations; and
●	manufacture or otherwise obtain and sell commercial quantities of future products to the market.

Manufacturing

We currently do not own or operate any manufacturing facilities. In October 2021, Ryan Davies, a seasoned manager with extensive experience in developing and manufacturing biological, viral and gene therapies, joined the Company and he currently serves as Chairman of the Board of Directors. We may develop in-house process development capabilities for our product candidates and leverage external contract manufacturing organizations (“CMOs”) to implement our in-house developed process to produce our product. We plan on entering into and maintaining agreements with CMOs that will require the production of our product in accordance with current good manufacturing practices (“cGMPs”) and all other applicable laws and regulations. We intend to ensure that any agreements with CMOs will include confidentiality and intellectual property provisions to protect our proprietary rights related to our product candidates. Currently, we have not entered into any agreements with any CMOs, nor have we identified any potential CMOs to produce our product candidate.

We may use the proceeds from future offerings to build proprietary processes that will enable us to be at a competitive advantage when manufacturing our planned product candidates. We intend to rely on third party CMOs, while establishing our own cGMP manufacturing facilities for the production of cGMP-grade material. We currently have no plans, however, for the establishment of our own cGMP manufacturing facilities.

Research and Development

In July 2022, CancerVax executed a Sponsored Research Agreement (the “Research Agreement 2”) with the Regents of the University of California (the “Regents”) to research and develop a universal cancer vaccine platform allowing vaccinated cancer cells to express an engineered antigen that can be recognized by an immunotherapy or other targeted agents offering new treatment possibilities across the cancer landscape.

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The 24-month research program with the Regents, which conducted at UCLA, commenced on July 15, 2022 and has been extended through the end of June 2024, with the option to extend through the end of the year at no additional cost, under the direction of the Principal Investigator, Dr. Steven Jonas from the Department of Pediatrics, Hematology & Oncology, Dr. Satiro De Olivera specializing in pediatric hematologic malignancy and Dr. Christopher Seet with a specialty in the treatment of hematologic malignancies, including hematopoietic stem cell transplantation, cellular therapy and clinical trials of novel therapeutics.

In May 2021, we entered into a sponsored research agreement (the “Research Agreement”) with the Regents of the University of California (the “Regents”) to research and develop an immunotherapy breakthrough targeted at treating Ewing sarcoma, a rare but deadly soft tissue and bone cancer that primarily affects children and young adults. While relapse remains an important clinical problem for those diagnosed with Ewing sarcoma, there is currently no FDA approved treatment to prevent recurrence.

The 12-month research program with the Regents, and as extended, are conducted at UCLA, commenced on May 12, 2021 and was extended through June 30, 2024, under the direction of Principal Investigator, Dr. Satiro De Oliveira and co-Principal Investigators, Dr. Noah Federman and Dr. Steven Jonas from the Department of Pediatrics, Hematology & Oncology, UCLA Medical Center. The program will focus on developing effective immunotherapies such as CAR T-cell and custom antibodies for Ewing sarcoma. The program expands on the preliminary laboratory work done at UCLA by leveraging outside commercial-grade immunotherapy development processes and services.

R&D amounted to $160,256 and $386,325 for the years ended December 31, 2022 and 2021, respectively. During 2023, we estimate we could spend $1.2 million in 2023, from the maximum proceeds from this offering to fund future R&D initiatives.

Employees

As of March 5, 2024, we have two full-time employees.

Effective as of February 1, 2024, the Board of Directors appointed Byron Elton to serve as the Company’s Chief Executive Officer and President. Mr. Elton has not entered into a new Employment Agreement with the Company since his recent appointment.

On that same day, Ryan Davies resigned as CEO but will continue to serve as Chairman of the Board.

Government Regulation

In the United States, the FDA regulates biologic products under the Federal Food, Drug, and Cosmetic Act, or the FDCA, the Public Health Service Act, or the PHSA, and regulations and guidance implementing these laws. The FDCA, PHSA and their corresponding regulations govern, among other things, the testing, manufacturing, safety, efficacy, labeling, packaging, storage, record keeping, distribution, reporting, advertising and other promotional practices involving biologic products. Clearance from the FDA is required before conducting human clinical testing of biologic products. FDA licensure also must be obtained before marketing of biologic products. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. Biologic Products Development Process

Any biologic product must be licensed by the FDA before it may be legally marketed in the United States. The process required by the FDA before a biologic product candidate may be marketed in the United States generally involves the following:

●	completion of preclinical laboratory tests and in vivo studies in accordance with the FDA’s current Good Laboratory Practice, or GLP, regulations and applicable requirements for the humane use of laboratory animals or other applicable regulations;

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●	submission to the FDA of an application for an IND exemption, which allows human clinical trials to begin unless FDA objects within 30 days;
●	approval by an independent institutional review board, or IRB, reviewing each clinical site before each clinical trial may be initiated;
●	performance of adequate and well-controlled human clinical trials according to the FDA’s GCP regulations, and any additional requirements for the protection of human research subjects and their health information, to establish the safety and efficacy of the proposed biologic product candidate for its intended use;
●	preparation and submission to the FDA of a biologics license application, or BLA, for marketing approval that includes substantial evidence of safety, purity and potency from results of nonclinical testing and clinical trials;
●	review of the product by an FDA advisory committee, if applicable;
●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the biologic product candidate is produced to assess compliance with cGMP requirements and to assure that the facilities, methods and controls are adequate to preserve the biologic product candidate’s identity, safety, strength, quality, potency and purity;
●	potential FDA audit of the nonclinical and clinical trial sites that generated the data in support of the BLA; and
●	payment of user fees and FDA review and approval, or licensure, of the BLA.

Before testing any biologic product candidate in humans, the product candidate must undergo preclinical testing. Preclinical tests, also referred to as nonclinical studies, include laboratory evaluations of product chemistry, toxicity and formulation, as well as in vivo studies to assess the potential safety and activity of the product candidate and to establish a rationale for therapeutic use. The conduct of the preclinical tests must comply with federal regulations and requirements including GLPs.

Concurrent with clinical trials, companies usually must complete some long-term preclinical testing, such as animal tests of reproductive adverse events and carcinogenicity and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the drug in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drug product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

The clinical trial sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. Some preclinical testing may continue even after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA places the clinical trial on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA also may impose clinical holds on a biologic product candidate at any time before or during clinical trials due to safety concerns or non-compliance. If the FDA imposes a clinical hold, trials may not recommence without FDA authorization and then only under terms authorized by the FDA. Accordingly, we cannot be sure that submission of an IND will result in the FDA allowing clinical studies to begin, or that, once begun, issues will not arise that suspend or terminate such studies.

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Human Clinical Trials Under an IND

Clinical trials involve the administration of the biologic product candidate to healthy volunteers or patients under the supervision of qualified investigators which generally are physicians not employed by, or under, the control of the trial sponsor. Clinical trials are conducted under written study protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used to monitor subject safety, including stopping rules that assure a clinical trial will be stopped if certain adverse events should occur. Each protocol and any amendments to the protocol must be submitted to the FDA as part of the IND. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to a proposed clinical trial and places the trial on clinical hold, including concerns that human research subjects will be exposed to unreasonable health risks. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Accordingly, submission of an IND may or may not result in the FDA allowing clinical trials to commence. Clinical trials must be conducted and monitored in accordance with the FDA’s regulations comprising the GCP requirements, including the requirement that all research subjects provide informed consent.

Further, each clinical trial must be reviewed and approved by an IRB at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of trial participants and considers items such as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the form and content of the informed consent that must be signed by each clinical trial subject, or their legal representative, reviews and approves the study protocol, and must monitor the clinical trial until completed.

Human clinical trials typically are conducted in three sequential phases that may overlap or be combined:

●	Phase 1. The biologic product candidate initially is introduced into a small number of healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early understanding of its effectiveness. In the case of some product candidates for severe or life-threatening diseases, especially when the product candidate may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.
●	Phase 2. The biologic product candidate is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product candidate for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule.
●	Phase 3. Phase 3 clinical trials are commonly referred to as “pivotal” studies, which typically denotes a study which presents the data that the FDA or other relevant regulatory agency will use to determine whether or not to approve a biologic product. In Phase 3 studies, the biologic product candidate is administered to an expanded patient population, generally at multiple geographically dispersed clinical trial sites in adequate and well-controlled clinical trials to generate sufficient data to statistically confirm the potency and safety of the product for approval. These clinical trials are intended to establish the overall risk/benefit ratio of the product candidate and provide an adequate basis for product labeling.

Post-approval clinical trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow-up.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data and clinical trial investigators. Annual progress reports detailing the results of the clinical trials must be submitted to the FDA.

Written IND safety reports must be promptly submitted to the FDA and the investigators for: serious and unexpected adverse events; any findings from other trials, in vivo laboratory tests or in vitro testing that suggest a significant risk for human subjects; or any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must submit an IND safety report within 15 calendar days after the sponsor determines that the information qualifies for reporting. The sponsor also must notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction within seven calendar days after the sponsor’s initial receipt of the information.

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The FDA or the sponsor or its data safety monitoring board may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the biologic product candidate has been associated with unexpected serious harm to patients.

Compliance with cGMP requirements

Manufacturers of biologics must comply with applicable cGMP regulations, including quality control and quality assurance and maintenance of records and documentation. Manufacturers and others involved in the manufacture and distribution of such products also must register their establishments with the FDA and certain state agencies. Both domestic and foreign manufacturing establishments must register and provide additional information to the FDA upon their initial participation in the manufacturing process. Establishments may be subject to periodic, unannounced inspections by government authorities to ensure compliance with cGMP requirements and other laws. Discovery of problems may result in a government entity placing restrictions on a product, manufacturer or holder of an approved BLA, and may extend to requiring withdrawal of the product from the market. The FDA will not approve a BLA unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specification.

Concurrent with clinical trials, companies usually complete additional preclinical studies and must also develop additional information about the physical characteristics of the biologic product candidate as well as finalize a process for manufacturing the product candidate in commercial quantities in accordance with cGMP requirements. To help reduce the risk of the introduction of adventitious agents or of causing other adverse events with the use of biologic products, the PHSA emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other requirements, the sponsor must develop methods for testing the identity, strength, quality, potency and purity of the final biologic product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the biologic product candidate does not undergo unacceptable deterioration over its shelf life.

U.S. Review and Approval Process

The results of the preclinical tests and clinical trials, together with detailed information relating to the product’s CMC and proposed labeling, among other things, are submitted to the FDA as part of a BLA requesting approval to market the product for one or more indications.

Under the Prescription Drug User Fee Act, or PDUFA, as amended, each BLA must be accompanied by a significant user fee. The FDA adjusts the PDUFA user fees on an annual basis. The PDUFA also imposes an annual product fee for biologics and an annual establishment license fee on facilities used to manufacture prescription biologics. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on BLAs for product candidates designated as orphan drugs, unless the product candidate also includes a non-orphan indication.

The FDA reviews a BLA within 60 days of submission to determine if it is substantially complete before the agency accepts it for filing. The FDA may refuse to file any BLA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In that event, the BLA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth, substantive review of the BLA.

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The FDA reviews the BLA to determine, among other things, whether the proposed product candidate is safe and potent, or effective, for its intended use, has an acceptable purity profile and whether the product candidate is being manufactured in accordance with cGMP to assure and preserve the product candidate’s identity, safety, strength, quality, potency and purity. The FDA may refer applications for novel biologic products or biologic products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. During the product approval process, the FDA also will determine whether a risk evaluation and mitigation strategy, or REMS, is necessary to assure the safe use of the product candidate. REMS use risk minimization strategies beyond the professional labeling to ensure that the benefits of the product outweigh the potential risks. To determine whether a REMS is needed, the FDA will consider the size of the population likely to use the product, seriousness of the disease, expected benefit of the product, expected duration of treatment, seriousness of known or potential adverse events, and whether the product is a new molecular entity. A REMS could include medication guides, physician communication plans and elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. If the FDA concludes a REMS is needed, the sponsor of the BLA must submit a proposed REMS; the FDA will not approve the BLA without a REMS, if required.

Before approving a BLA, the FDA will inspect the facilities at which the product candidate is manufactured. The FDA will not approve the product candidate unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product candidate within required specifications. Additionally, before approving a BLA, the FDA typically will inspect one or more clinical sites to assure that the clinical trials were conducted in compliance with IND trial requirements and GCP requirements.

On the basis of the BLA and accompanying information, including the results of the inspection of the manufacturing facilities, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the biologic product with specific prescribing information for specific indications. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the BLA, the FDA will issue an approval letter.

If a product candidate receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling. The FDA may impose restrictions and conditions on product distribution, prescribing or dispensing in the form of a REMS, or otherwise limit the scope of any approval. In addition, the FDA may require post-marketing clinical trials, sometimes referred to as Phase 4 clinical trials, designed to further assess a biologic product’s safety and effectiveness, and testing and surveillance programs to monitor the safety of approved products that have been commercialized.

The FDA has agreed to specified performance goals in the review of BLAs under the PDUFA. One such goal is to review standard BLAs in ten months after the FDA accepts the BLA for filing, and priority BLAs in six months, whereupon a review decision is to be made. The FDA does not always meet its PDUFA goal dates for standard and priority BLAs and its review goals are subject to change from time to time. The review process and the PDUFA goal date may be extended by three months if the FDA requests or the BLA sponsor otherwise provides additional information or clarification regarding information already provided in the submission within the last three months before the PDUFA goal date.

Post-Approval Requirements

Rigorous and extensive FDA regulation of biologic products continues after approval, particularly with respect to cGMP requirements. Manufacturers are required to comply with applicable requirements in the cGMP regulations, including quality control and quality assurance and maintenance of records and documentation. Other post-approval requirements applicable to biologic products include reporting of cGMP deviations that may affect the identity, potency, purity and overall safety of a distributed product, record-keeping requirements, reporting of adverse effects, reporting updated safety and efficacy information and complying with electronic record and signature requirements. After a BLA is approved, the product also may be subject to official lot release. If the product is subject to official release by the FDA, the manufacturer submits samples of each lot of product to the FDA, together with a release protocol, showing a summary of the history of manufacture of the lot and the results of all tests performed on the lot. The FDA also may perform certain confirmatory tests on lots of some products before releasing the lots for distribution. In addition, the FDA conducts laboratory research related to the regulatory standards on the safety, purity, potency and effectiveness of biologic products.

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A sponsor also must comply with the FDA’s advertising and promotion requirements, such as the prohibition on promoting products for uses or in patient populations that are not described in the product’s approved labeling (known as “off-label use”). The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. Violations relating to the promotion of off-label uses may lead to investigations alleging violations of federal and state healthcare fraud and abuse and other laws, as well as state consumer protection laws. Companies, however, may generally share truthful and not misleading information that is otherwise consistent with a product’s FDA approved labeling. Discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions. In addition, changes to the manufacturing process or facility generally require prior FDA approval before being implemented and other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further FDA review and approval.

Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant or manufacturer to administrative or judicial civil or criminal actions and adverse publicity. These actions could include refusal to approve pending applications or supplemental applications, withdrawal of an approval, clinical hold, suspension or termination of a clinical trial by an IRB, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines or other monetary penalties, refusals of government contracts, mandated corrective advertising or communications with healthcare providers, debarment, restitution, disgorgement of profits or other civil or criminal penalties.

U.S. Patent Term Restoration and Marketing Exclusivity

Depending upon the timing, duration and specifics of FDA approval of product candidates, some of a sponsor’s U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period generally is one-half the time between the effective date of an IND and the submission date of a BLA plus the time between the submission date of a BLA and the approval of that application. Only one patent applicable to an approved biologic product is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. Moreover, a given patent may only be extended once based on a single product. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration.

Other Healthcare Laws and Regulations

Healthcare providers, physicians and third-party payors play a primary role in the recommendation and use of pharmaceutical products that are granted marketing approval. Arrangements with third-party payors, existing or potential customers and referral sources, including healthcare providers, are subject to broadly applicable fraud and abuse, and these laws and regulations may constrain the business or financial arrangements and relationships through which manufacturers conduct clinical research, market, sell and distribute the products for which they obtain marketing approval. Such restrictions under applicable federal and state healthcare laws and regulations include the following:

●	the federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in cash or kind, in exchange for, or to induce, either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers, on the one hand, and prescribers, purchasers, formulary managers and other individuals and entities on the other. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the ACA, amended the intent requirement of the federal Anti-Kickback Statute such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it in order to commit a violation;

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●	the federal civil and criminal false claims and civil monetary penalties laws, including the civil False Claims Act, or the FCA, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other third-party payors that are false or fraudulent, or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government. Certain marketing practices, including off-label promotion, also may implicate the FCA. In addition, the ACA codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA;
●	the federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services, or the CMS, information related to payments and other transfers of value made to physicians, certain other healthcare providers and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members;
●	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability, among other things, for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;
●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and their implementing regulations, which imposes certain obligations, including mandatory contractual terms, with respect to safeguarding the transmission, security and privacy of protected health information by entities subject to HIPAA, such as health plans, health care clearinghouses and certain healthcare providers, and their respective business associates that access protected health information; and
●	state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers and drug pricing and/or marketing expenditures; and state and local laws requiring the registration of pharmaceutical sales representatives and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Violation of the laws described above or any other governmental laws and regulations may result in significant penalties, including administrative, civil and criminal penalties, damages, fines, the curtailment or restructuring of operations, the exclusion from participation in federal and state healthcare programs, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, imprisonment, and additional reporting requirements and oversight if a person becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws. Furthermore, efforts to ensure that business activities and business arrangements comply with applicable healthcare laws and regulations can be costly for manufacturers of branded prescription products.

Coverage and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any products for which we may obtain regulatory approval. In the United States, sales of any product candidates for which regulatory approval for commercial sale is obtained will depend in part on the availability of coverage and adequate reimbursement from third-party payors. Third-party payors include government authorities and health programs in the United States such as Medicare and Medicaid, managed care providers, private health insurers and other organizations. These third-party payors are increasingly reducing reimbursements for medical products and services. The process for determining whether a payor will provide coverage for a drug product may be separate from the process for setting the reimbursement rate that the payor will pay for the drug product. Third-party payors may limit coverage to specific drug products on an approved list, or formulary, which might not include all of FDA-approved drugs for a particular indication. Additionally, the containment of healthcare costs has become a priority of federal and state governments, and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results.

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A payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Further, coverage and reimbursement for drug products can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. New metrics frequently are used as the basis for reimbursement rates, such as average sales price, average manufacturer price and actual acquisition cost. In order to obtain coverage and reimbursement for any product that might be approved for sale, it may be necessary to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of the products, in addition to the costs required to obtain regulatory approvals. If third-party payors do not consider a product to be cost-effective compared to other available therapies, they may not cover the product after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow a company to sell its products at a profit.

The marketability of any product candidates for which we or our collaborators receive regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, emphasis on managed care in the United States has increased and we expect will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we or our collaborators receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

In the European Union, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost-effectiveness of a particular product candidate to currently available therapies. European Union member states may approve a specific price for a product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the product on the market. Other member states allow companies to fix their own prices for products but monitor and control company profits. The downward pressure on health care costs has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert competitive pressure that may reduce pricing within a country. Any country that has price controls or reimbursement limitations may not allow favorable reimbursement and pricing arrangements.

Health Reform

The United States and some foreign jurisdictions are considering or have enacted a number of reform proposals to change the healthcare system. There is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by federal and state legislative initiatives, including those designed to limit the pricing, coverage, and reimbursement of pharmaceutical and biopharmaceutical products, especially under government-funded health care programs, and increased governmental control of drug pricing.

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By way of example, in March 2010, the ACA was signed into law, intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add transparency requirements for the healthcare and health insurance industries, impose taxes and fees on the healthcare industry and impose additional health policy reforms. Among the provisions of the ACA of importance to our business are:

●	an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic agents, apportioned among these entities according to their market share in certain government healthcare programs;
●	an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program to 23.1% and 13.0% of the average manufacturer price for branded and generic drugs, respectively;
●	a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected;
●	extension of a manufacturer’s Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;
●	expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to certain individuals with income at or below 133% of the federal poverty level, thereby potentially increasing a manufacturer’s Medicaid rebate liability;
●	a new Medicare Part D coverage gap discount program, in which manufacturers must now agree to offer 70% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for a manufacturer’s outpatient drugs to be covered under Medicare Part D;
●	expansion of the entities eligible for discounts under the Public Health Service pharmaceutical pricing program; and
●	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

Since its enactment, there have been executive, judicial and Congressional challenges to certain aspects of the ACA. As a result, there have been delays in the implementation of, and action taken to repeal or replace, certain aspects of the ACA. Since January 2017, President Trump has signed several Executive Orders and other directives designed to delay the implementation of certain provisions of the ACA. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, it has enacted laws that modify certain provisions of the ACA such as removing penalties, effective January 1, 2019, for not complying with the ACA’s individual mandate to carry health insurance and delaying the implementation of certain ACA-mandated fees. In addition, on December 14, 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Cuts and Jobs Act of 2017. Additionally, on December 18, 2019, the U.S. Court of Appeals for the 5th Circuit upheld the District Court ruling that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. On March 2, 2020, the United States Supreme Court granted the petitions for writs of certiorari to review this case, and has allotted one hour for oral arguments, which are expected to occur in the fall. It is unclear how such litigation and other efforts to repeal and replace the ACA will impact the ACA and our business. Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, in August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2012 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030 unless additional Congressional action is taken. The Coronavirus Aid, Relief and Economic Security Act, or CARES Act, which was signed into law in March 2020 and is designed to provide financial support and resources to individuals and businesses affected by the COVID-19 pandemic, suspended the 2% Medicare sequester from May 1, 2020 through December 31, 2020, and extended the sequester through 2030. In January 2013, the American Taxpayer Relief Act of 2012, among other things, further reduced Medicare payments to certain providers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

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There also has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs and biologics. Such scrutiny has resulted in several recent congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products. At the federal level, the Trump administration’s budget proposal for fiscal year 2021 includes a $135 billion allowance to support legislative proposals seeking to reduce drug prices, increase competition, lower out-of-pocket drug costs for patients, and increase patient access to lower-cost generic and biosimilar drugs. On March 10, 2020, the Trump administration sent “principles” for drug pricing to Congress, calling for legislation that would, among other things, cap Medicare Part D beneficiary out-of-pocket pharmacy expenses, provide an option to cap Medicare Part D beneficiary monthly out-of-pocket expenses, and place limits on pharmaceutical price increases. Further, the Trump administration previously released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contained proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products, and reduce the out-of-pocket costs of drug products paid by consumers. The Department of Health and Human Services has solicited feedback on some of these measures and has implemented others under its existing authority. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. While some of these measures may require additional authorization to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, individual states in the United States have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

We expect that these initiatives, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and lower reimbursement, and in additional downward pressure on the price that we receive for any approved product. It is also possible that additional governmental action is taken to address the COVID-19 pandemic. Any reduction in reimbursement from Medicare or other government-funded programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our product candidates.

Additional Regulation

In addition to the foregoing, state and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act, affect our business. These and other laws govern the use, handling and disposal of various biologic, chemical and radioactive substances used in, and wastes generated by, operations. If our operations result in contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and governmental fines. Equivalent laws have been adopted in other countries that impose similar obligations.

U.S. Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act, or FCPA, prohibits U.S. corporations and individuals from engaging in certain activities to obtain or retain business abroad or to influence a person working in an official capacity. It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, official or employee of a public international organization, or a political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. The scope of the FCPA includes interactions with healthcare professionals of foreign state-owned or affiliated hospitals, universities, or research institutions. Equivalent laws have been adopted in other foreign countries that impose similar obligations.

Intellectual Property

We strive to protect and enhance the proprietary technologies, inventions and improvements that we believe are important to our business, including seeking, maintaining and defending patent rights, whether developed internally or licensed from third parties. We also rely on know-how, continuing technological innovation and in-licensing opportunities to develop, strengthen and maintain our proprietary position in our field and other fields that are or may be important for the development of our business. Our policy is to seek to protect our proprietary position by, among other methods, pursuing and obtaining patent protection in the United States and in jurisdictions outside of the United States related to our proprietary technology, inventions, improvements, platforms and our product candidates that are important to the development and implementation of our business.

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As of this filing, CancerVax has the right to negotiate an option or license for UCLA Case No. 2021-146, with provisional patent filings: UCLA.P01132US.P1/1001147112. Additionally, CancerVax has filed provisional patents 63/322/067 filed on 3/23/22 and 63/321,292 filed on 3/18/22 for UCLA Case No. 2021-146 SRA, to protect our invention which leverages cutting-edge biotechnologies to develop a universal cancer vaccine.

Research Agreements

Sponsored Research Agreements between the Company and The Regents of The University of California

In July 2022, CancerVax executed a Sponsored Research Agreement (the “Second Sponsored Research Agreement ”) with the Regents of the University of California (the “Regents”) to research and develop a universal cancer vaccine platform allowing vaccinated cancer cells to express an engineered antigen that can be recognized by an immunotherapy or other targeted agents offering new treatment possibilities across the cancer landscape.

The research program with the Regents, which is currently being conducted at UCLA, commenced on July 15, 2022 and has been extended through the end of June 2024 with the option to extend through the end of the year at no additional cost, under the direction of the Principal Investigator, Dr. Steven Jonas from the Department of Pediatrics, Hematology & Oncology, Dr. Satiro De Olivera specializing in pediatric hematologic malignancy and Dr. Christopher Seet with a specialty in the treatment of hematologic malignancies, including hematopoietic stem cell transplantation, cellular therapy and clinical trials of novel therapeutics.

On May 12, 2021, we entered into a Research Agreement with the Regents (UCLA Case No. 2021-146) to research and develop an immunotherapy breakthrough targeted at treating Ewing sarcoma (the “First Sponsored Research Agreement”). Ewing Sarcoma is a rare but deadly soft tissue and bone cancer that primarily affects children and young adults and for which there is no current FDA approved treatment to prevent recurrence.

This 12-month research program with the Regents commenced on May 12, 2021 and was extended through June 30, 2024, under the direction of Principal Investigator, Dr. Satiro De Oliveira and co-Principal Investigators, Dr. Noah Federman and Dr. Steven Jonas from the Department of Pediatrics, Hematology & Oncology, UCLA Medical Center. The program focused on developing effective immunotherapies such as CAR T-cell and custom antibodies for Ewing sarcoma. This program expanded on the preliminary laboratory work done at UCLA by leveraging outside commercial-grade immunotherapy development processes and services. We believe the resulting technology will be able to target other cancers such as adrenal cancer and brain cancer, as well as enabling the development of other immunotherapies, vaccines and drugs.

Pursuant to the First Sponsored Research Agreement (UCLA Case No. 2021-146), and as of February 1, 2022, the Company has paid the Regents a sum of $574,501 for the Regents’ performance under the Research Agreement. Pursuant to the terms of the Research Agreement, each party will have sole ownership of all rights to patentable developments or discoveries first conceived and actually reduced to practice in the performance of the research under the Research Agreement (a “Subject Invention”) invented solely by that party’s respective personnel. To the extent the Company has paid all direct and indirect costs of the Regent’s performance of the research as set forth in the agreed upon budget, and to the extent that the Regents has the legal right to do so, the Regents will grant to the Company exclusive, first right to negotiate an option or license to the Regents’ interests in any Subject Invention as well as any further rights contemplated pursuant to the First Sponsored Research Agreement. Any future fees due to UCLA will be negotiated in good faith between the parties; no additional fees are obligated to be paid beyond the $574,501 that has been previously delivered by the Company.

CancerVAX has the first right to negotiate an option or license for the First Sponsored Research Agreement pertaining to Ewing sarcoma. CancerVAX submitted its own patent around the Universal Cancer Vaccine and also has the first right to negotiate an option or license on the Second Sponsored Research Agreement pertaining the work the UCLA team does around Universal Cancer Vaccine.

The Second Sponsored Research Agreement is effective for two years after the effective date; at such time, the Research Agreement will expire unless extended by mutual written consent of both parties. The Second Sponsored Research Agreement may be terminated by either party at any time upon 30 days’ written notice to the other party, regardless of whether the Research Project has been completed. In addition, in the event of a material breach of the Research Agreement by a party, the non-breaching party may terminate the Research Project and the Research Agreement immediately upon written notice to the breaching party.

There are no additional milestones or other payments due at this time.

Letter of Intent between the Company and The Regents of the University of California

In connection with the Sponsored Research Agreements, CancerVax has also entered into a Letter of Intent (the “LOI”) with the Regents that gives the Company the exclusive right to negotiate a license to the pre-existing patent application “Method of Treating Ewing Sarcoma.” In exchange for this right, the Company paid the Regents a nonrefundable fee of $10,000 and paid for all fees associated with prosecuting the patent application.

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Litigation

From time to time, the Company may be involved in a variety of legal matters that arise in the normal course of business. The Company is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

See “Risk Factors” for a summary of risks our Company may face in relation to litigation against our Company.

THE COMPANY’S PROPERTY

The Company does not currently have any physical facilities. Each of our officers and directors operate out of a shared office space located at 351 Paseo Nuevo, Floor 2, Santa Barbara, CA 93101 and 2701 N. Thanksgiving Way, #100, Lehi, UT 84043. These office spaces are primarily used for receiving mail and other correspondences. We occupy these spaces pursuant to month-to-month leases, and the monthly expenses that the Company pays pursuant to these agreements is immaterial. In addition to our shared office space, our officers and directors operate from home or virtual offices and are able to meet remotely as needed.

Other than the above, the Company neither owns nor holds any interest in any material properties requiring disclosure under this item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for the six months ended June 30, 2023 and 2022 and for the period from March 26, 2021 (Inception) to December 31, 2021 and period ended December 31, 2022, is presented in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our current expectations, plans, estimates, and beliefs. Actual results and timing of events could differ materially from those discussed in the forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

CancerVax was incorporated under the laws of the State of Nevada on March 26, 2021 as “CancerVax, Inc.”

CancerVax is a pre-clinical biotechnology company working with the University of California at Los Angeles (“UCLA”) to develop innovative cancer immunotherapy treatments that use the body’s immune system to fight cancer. All of our immunotherapy technologies are designed to be delivered as simple injections. We look forward to the day when treating cancer will be as simple as getting a flu shot, which we believe is a better way to treat cancer.

Our development pipeline at UCLA Includes:

1.	Children’s Cancer - A disease-specific immunotherapy targeted at treating Ewing sarcoma, a rare but deadly bone and soft tissue cancer that affects children and young adults.
2.	Universal Cancer Vaccine Platform (UCV) – A novel and customizable Universal Cancer Vaccine Platform, to be delivered as a shot, that uses cutting-edge bioengineering and molecular technologies to uniquely detect, mark and kill only cancer cells. By forcing cancer cells to express a unique marker not found in healthy cells, custom antibody drugs and the body’s immune cells can target and destroy the cancer cells with precision.
3.	Universal CAR-T Cell Platform (UCAR-T) - A novel and customizable low-cost treatment platform, to be delivered as a shot, that can reprogram natural immune T-cells inside the body to seek and destroy targeted cancer cells. These modified T-cells are called Chimeric Antigen Receptor (CAR) T Cells. Conventional CAR-T Cell therapy can cost more than $500,000 per dose due to complicated and expensive lab processes associated with gene editing, cultivating, collecting and transporting of live modified T-cells. Our goal is to lower the cost to a few thousand dollars per dose by helping the body make its own CAR T-cells.

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UCV and UCAR-T can be used separately. However, when used together, we believe we can kill cancer cells with extreme precision using the body’s immune system at very low costs. UCV works from inside the cancer cells that detects and marks a unique target and UCAR-T works from the outside and makes T-cells attack that target.

All of the above projects are currently in the discovery stage. Two provisional patent applications have been filed, and the pre-clinical research for this project is being done at the UCLA Jonsson Comprehensive Cancer Center through two sponsored research agreements.

Since inception, our operations have focused on organizing and staffing our Company, business planning, raising capital, acquiring and developing our technology and establishing our intellectual property portfolio. We do not have any products approved for sale and have not generated any revenue from product sales. We have funded our operations primarily through the sale and issuance of convertible preferred equity securities. From inception through December 2021, we have raised an aggregate of $2,000,000 of gross proceeds through the issuance of Series A Preferred Stock. We closed the sale of the Series A Preferred Stock in March 2021.

In July 2022, CancerVax executed a Second Sponsored Research Agreement (the “Second Sponsored Research Agreement”) with the Regents of the University of California (the “Regents”) to research and develop a universal cancer vaccine platform allowing vaccinated cancer cells to express an engineered antigen that can be recognized by an immunotherapy or other targeted agents offering new treatment possibilities across the cancer landscape.

The 24-month research program with the Regents, conducted at UCLA, commenced on July 15, 2022 and has been extended through the end of June 2024 with the option to extend through the end of the year at no additional cost, under the direction of the Principal Investigator, Dr. Steven Jonas from the Department of Pediatrics, Hematology & Oncology, Dr. Satiro De Olivera specializing in pediatric hematologic malignancy and Dr. Christopher Seet with a specialty in the treatment of hematologic malignancies, including hematopoietic stem cell transplantation, cellular therapy and clinical trials of novel therapeutics.

In May 2021, we entered into a sponsored research agreement with the University of California Los Angeles (“UCLA”) to research and develop an immunotherapy breakthrough targeted at treating Ewing sarcoma, a rare but deadly soft tissue and bone cancer that primarily affects children and young adults. While relapse remains an important clinical problem for those diagnosed with Ewing sarcoma, there is currently no FDA approved treatment to prevent recurrence.

The 12-month research program with UCLA commenced on May 12, 2021 and was extended through June 30, 2024, under the direction of Principal Investigator, Dr. Satiro De Oliveira and co-Principal Investigators, Dr. Noah Federman and Dr. Steven Jonas from the Department of Pediatrics, Hematology & Oncology, UCLA Medical Center. The program will focus on developing effective immunotherapies such as CAR T-cell and custom antibodies for Ewing sarcoma. The program expands on the preliminary laboratory work done at UCLA by leveraging outside commercial-grade immunotherapy development processes and services. We believe the resulting technology will be able to target other cancers such as adrenal cancer and brain cancer, as well as enabling the development of other immunotherapies, vaccines and drugs. This sponsored research program expired on June 30, 2023 but the parties have agreed to extend the Agreement at no cost until June 30, 2024.

The Company has decided to expand its development pipeline to include a Universal CAR-T Cell Platform, a novel and customizable low-cost treatment, to be delivered as a shot, that can hopefully reprogram natural immune T-cells inside the body to seek and destroy targeted cancer cells.

Results of Operations

Six months ended June 30, 2023

The Company did not generate any revenues for the six months ended June 30, 2023.

For the six months ended June 30, 2023, the Company’s operating expenses consisted of general and administrative expenses totaling $635,516 and research and development expenses totaling $570. General and administrative costs were comprised of wages and payroll taxes of $226,828, consulting fees of $15,000 paid to related parties pursuant to Independent Contractor Agreements, other consulting fees of $6,250, advertising and marketing fees of $206,515, legal and professional fees of $90,236, non-cash stock option expense of $50,289 and other administrative and office expenses totaling $40,398. Research and development expenses include $570 paid to UCLA pursuant to two (2) Sponsored Research Agreements effective May 12, 2021 and August 1, 2022.

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As a result of the foregoing, the Company generated a net loss of $636,086 for the six months ended June 30, 2023.

Six months ended June 30, 2022

The Company did not generate any revenues for the six months ended June 30, 2022.

For the six months ended June 30, 2022, the Company’s operating expenses consisted of general and administrative expenses totaling $252,273 and research and development expenses totaling $143,625. General and administrative costs were comprised of consulting fees of $141,000 paid to related parties pursuant to Independent Contractor Agreements, legal and professional fees of $42,908, non-cash stock option expense of $27,894 and other administrative and office expenses totaling $40,471. Research and development expenses include $143,625 paid to UCLA pursuant to the First Sponsored Research Agreement effective May 12, 2021.

As a result of the foregoing, the Company generated a net loss of $395,898 for the six months ended June 30, 2022.

Period from March 26, 2021 (Inception) to December 31, 2021

The Company did not generate any revenues for the period from inception through December 31, 2021.

For the period ended December 31, 2021, the Company’s operating expenses consisted of general and administrative expenses totaling $440,876 and research and development expenses totaling $386,326. General and administrative costs were comprised of consulting fees of $260,000 paid to related parties pursuant to Independent Contractor Agreements, legal and professional fees of $56,148, licensing and patent-related expenses of $29,521, non-cash stock option expense of $13,901 and other administrative and office expenses totaling $26,756. Research and development expenses include $440,876 paid to UCLA pursuant to the First Sponsored Research Agreement effective May 12. 2021.

As a result of the foregoing, the Company generated a net loss of $827,202 for the period ended December 31, 2021.

Period Ended December 31, 2022

The Company did not generate any revenues for the period ended December 31, 2022.

For the period ended December 31, 2022, the Company’s operating expenses consisted of general and administrative expenses totaling $529,368 and research and development expenses totaling $160,256. General and administrative costs were comprised of consulting fees of $285,833 paid to related parties pursuant to Independent Contractor Agreements, other consulting fees of $18,750, legal and professional fees of $70,707, non-cash stock option expense of $62,174 and other administrative and office expenses totaling $91,904. Research and development expenses include $146,625 paid to UCLA pursuant to the First Sponsored Research Agreement effective May 12, 2021.

Since the end of the period covered by our financial statements, our legal and professional, consulting fees, payments to contractors, clinical and regulatory costs, and interest expenses are expected to increase in connection with this Offering.

Liquidity and Capital Resources

Sources of Liquidity for the six months ended June 30, 2023 and 2022

We have incurred significant net losses since inception. We expect to continue to incur significant and increasing expenses and net losses for the foreseeable future, as we advance product candidates through preclinical and clinical development, seek regulatory approval for product candidates, maintain and expand our intellectual property portfolio and hire additional research and development and business personnel. As of June 30, 2023, we had cash of $30,514 and an accumulated deficit of $2,152,912.

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We have financed our operations primarily through issuances of our preferred stock. From Inception through June 30, 2023, we issued 200,000 shares of Series A Preferred Stock for cash proceeds of $2 million. The Company plans to continue to raise additional capital through crowdfunding offerings, equity issuances, or any other methods available to the Company. Absent additional capital, the Company may be forced to significantly reduce expenses and could become insolvent.

Sources of Liquidity for the period ended December 31, 2022 and 2021

We have incurred significant net losses since inception. We expect to continue to incur significant and increasing expenses and net losses for the foreseeable future, as we advance product candidates through preclinical and clinical development, seek regulatory approval for product candidates, maintain and expand our intellectual property portfolio and hire additional research and development and business personnel. As of December 31, 2022, we had cash of $602,748 and an accumulated deficit of $1,516,826.

We have financed our operations primarily through issuances of our preferred stock. From Inception through December 31, 2022, we issued 200,000 shares of Series A Preferred Stock for cash proceeds of $2 million. The Company plans to continue to raise additional capital through crowdfunding offerings, equity issuances, or any other methods available to the Company. Absent additional capital, the Company may be forced to significantly reduce expenses and could become insolvent.

Cash Flows for the six months ended June 30, 2023 and 2022

The following table summarizes our cash flows for the period indicated

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022

Cash used in operating activities	$(572,234)	$(223,394)
Cash flows used in investing activities	-	(2,979)
Cash flows provided by financing activities	-	-

Net decrease in cash	$(572,234)	$(226,373)

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2023 was $572,234, comprised of our net loss of $636,086, partially offset by non-cash expenses of $50,587, a decrease in prepaid expenses of $5,197 and increase in accounts payable of $8,068.

Net cash used in operating activities for the six months ended June 30, 2022 was $223,394, comprised of our net loss of $395,898 and increase deposits of $2,500, partially offset by an increase in non-cash expenses totaling $28,142 and accounts payable of 146,862.

Investing Activities

During the six months ended June 30, 2023, we had no cash provided from or used in investing activities.

During the six months ended June 30, 2022, we used cash of $2,979 in investing activities, comprised of purchase of property and equipment of $2,979.

Financing Activities

During the six months ended June 30, 2023 and 2022, we had no cash provided from or used in financing activities

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Cash Flows for the period ended December 31, 2022 and 2021

The following table summarizes our cash flows for the period indicated

	Period Ended December 31, 2022	Period Ended December 31, 2021

Cash used in operating activities	$(636,372)	$(810,801)
Cash flows used in investing activities	(2,979)	-
Cash flows provided by financing activities	-	2,052,900

Net increase (decrease) in cash	$(639,351)	$1,242.099

Operating Activities

Net cash used in operating activities for the period from inception to December 31, 2021 was $810,801, comprised of our net loss of $827,202, partially offset by non-cash expenses of $13,901 and increase in accounts payable of $2,500.

Net cash used in operating activities for the period ended December 31, 2022 was $636,372, comprised of our net loss of $689,624 and increase in prepaid expenses of $16,358 and deposits of $2,500, partially offset by an increase in accounts payable of $9,390 and non-cash expenses totaling $62,720.

Investing Activities

During the period from inception to December 31, 2021, we had no cash provided from or used in investing activities.

During the period ended December 31, 2022, we used cash of $2,979 in investing activities, comprised of purchase of property and equipment of $2,979.

Financing Activities

Net cash provided by financing activities was $2,052,900 for the period from inception to December 31, 2021, comprised of $55,000 in proceeds from the issuance of common stock, $2,000,000 in proceeds from the issuance of Series A Preferred Stock and $2,500 in proceeds from the sale of pre-funded warrants, partially offset by the repurchase of common stock of $4,600.

During the period ended December 31, 2022, we had no cash provided from or used in financing activities

Plan of Operations

The Company is a development stage company and has not generated any revenue from any product candidates. The Company, therefore, has experienced net losses and negative cash flows from operations since its inception. . Through June 30, 2023, the Company has an accumulated deficit of approximately $2,152,912. The Company’s operations have been financed primarily through the sale of equity securities. The Company’s net loss for the six months ended June 30, 2023 was approximately $636,086. Through December 31, 2022, the Company has an accumulated deficit of approximately $1,516,826. The Company’s operations have been financed primarily through the sale of equity securities. The Company’s net loss for the year ended December 31, 2022 was approximately $689,624.

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From Inception through June 30, 2023, the Company achieved the following:

●	Entered into a sponsored research agreement with UCLA to research and develop an immunotherapy breakthrough targeted at treating Ewing sarcoma.
●	Filed a provisional patent to protect our invention which leverages cutting-edge biotechnologies, such as CRISPR and mRNA
●	Entered into a sponsored research agreement with UCLA to research and develop an immunotherapy universal cancer vaccine.
●	Entered into an option agreement wherein CancerVAX can exclusively license all IP and related technology that result from this sponsored research agreement

To date, the Company has not obtained regulatory approval for any of any product candidates. Further, the Company has not commenced any preclinical testing or clinical trials. The Company expects to incur significant expenses to complete development of its planned product candidates. At this time, due to the inherently unpredictable nature of preclinical and clinical development and given the early stage of our product candidate, we cannot reasonably estimate the costs we will incur and the timelines that will be required to complete development, obtain marketing approval and commercialize our current product candidates or any future product candidates, if at all. For the same reasons, we are also unable to predict when, if ever, we will generate revenue from product sales or whether, or when, if ever, we may achieve profitability. Clinical and preclinical development timelines, the probability of success, and development costs can differ materially from expectations. In addition, we cannot forecast which product candidates may be subject to future collaborations, when such arrangements will be secured, if at all, and to what degree such arrangements would affect our development plans and capital requirements.

The timing and amount of our operating expenditures will depend largely on:

●	the costs associated with attracting, hiring and retaining skilled personnel and consultants as our preclinical and clinical activities increase;
●	the cost of manufacturing any product candidates for clinical trials and, if we are able to obtain marketing approval, for commercial sale;
●	the costs of any third-party products used in our planned combination clinical trials that are not covered by such third parties or other sources;
●	the potential additional expenses attributable to adjusting our development plans (including any supply related matters) as a result of the COVID-19 pandemic;
●	the timing of, and the cost involved in, obtaining marketing approval for any product candidates, and our ability to obtain marketing approval and generate revenue from any potential commercial sales of such product candidates;
●	the cost of building a sales force in anticipation of product commercialization and the cost of commercialization activities for any product candidates if we receive marketing approval, including marketing, sales and distribution costs;
●	the potential emergence of competing therapies and other adverse market developments;
●	the amount and timing of any payments we may be required to make pursuant to any license agreements or collaboration agreements that we may enter into;
●	our ability to establish future collaborations, licensing or other arrangements and the financial terms of any such agreements, including the timing and amount of any future milestone, royalty or other payments due under any such agreement;
●	the costs involved in preparing, filing, prosecuting, maintaining, expanding, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and
●	any product liability or other lawsuits related to our product candidates;

The net proceeds of this offering, together with our existing cash and cash equivalents, will not be sufficient to complete development of any product candidate. Accordingly, we will be required to obtain further funding to achieve our business objectives.

Until such time, if ever, as we can generate substantial revenue from product sales, we expect to fund our operations and capital funding needs through equity and/or debt financing. We may also consider entering into collaboration arrangements or selectively partnering for clinical development and commercialization. The sale of additional equity may result in additional dilution to our stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations or our ability to incur additional indebtedness or pay dividends, among other items. If we raise additional funds through governmental funding, collaborations, strategic partnerships and alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are not able to secure adequate additional funding, we may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially and adversely affect our business, financial condition, results of operations and prospects.

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Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Date Appointed to Current Position

Ryan Davies	Chairman of the Board	51	10/01/2021
Carla Miller	Controller and Director	55	8/20/2021
Byron Elton	Chief Executive Officer, President and Director	69	12/16/2022

Ryan Davies is the Chairman of our Board of Directors and has served in this roles since October 1, 2021. Prior to joining CancerVax, Mr. Davies served as the chief executive officer of Curza, a drug development company with multiple drug classes in the pre-clinical stage of development, including ribosomal antibiotic that targets gram negative bacteria and an anti-biofilm antibiotic targeting chronic infections and antibiotic resistant bacterial infections. Mr. Davies also co-founded Advanox, the developer of a proprietary, nitric oxide-based topical formulation used to facilitate wound healing, and Purgo Scientific, a medical device company that delivers sustained and targeted medicines during orthopedic surgery. Mr. Davies holds a degree in business management from Ricks College and a degree in political science from Brigham Young University.

Carla Miller has served as our director since August 2021 and was appointed as our Controller on February 1, 2024. Ms. Miller is an accounting and business manager with years of experience working for and consulting to technology and financial services companies. Since 2009, she has been the Business Manager of Digital Locations, Inc., a publicly traded company focused on wireless communication. Prior to that, she was an Accounting Manager at Hub International Insurance, a provider of property, casualty, risk management, life and health, employee benefits, investment, and wealth management products and services across North America. Ms. Miller graduated from Platt College in St. Joseph, MO where she studied Accounting and Business Management.

Byron Elton has served as our director since December 16, 2022 and our President and CEO since February 1, 2024. Mr. Elton is an experienced media and marketing executive with a proven record in pioneering new business development strategies and building top-flight marketing organizations. Since June 2018, he has been President of Elton Enterprises, Inc., which is involved in wellness, fitness and health sector. Mr. Elton is also the owner of certain StretchLab franchises. He is a co-founder since June 2017 of Pardue Associates, operating monsho, a brand-centric, creative communications agency focused on delivering results. From 2013 to 2017, Mr. Elton was a partner of Clear Search, an executive search firm. Prior to that, from 2009 until 2013, Mr. Elton served as President and Chief Executive Officer of Carbon Sciences, Inc., a cleantech company developing a technology to convert earth destroying carbon dioxide into a useful form. Mr. Elton previously served as Senior Vice President of Sales for Univision Online from 2007 to 2008. Mr. Elton also served for eight years as an executive at AOL Media Networks from 2000 to 2007, where his assignments included Regional Vice President of Sales for AOL and Senior Vice President of E-Commerce for AOL Canada. His broadcast media experience includes leading the ABC affiliate in Santa Barbara, California in 1995 to 2000 and the CBS affiliate in Monterrey, California from 1998 to 1999, in addition to serving as President of the Alaskan Television Network from 1995 to 1999. Mr. Elton studied Advertising and Marketing Communications at Brigham Young University.

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COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SIGNIFICANT EMPLOYEES

For the fiscal year ended December 31, 2023 and 2022, we compensated our three highest-paid directors, executive officers and certain significant employees as follows:

Name and Position	Year Ended	Cash compensation ($)	Other compensation ($)		Total compensation ($)
Carla Miller, Controller and Director	12/31/2023	$30,000	$552	(4)	$30,552
(1)(3)	12/31/2022	$30,000	$552	(4)	$30,552
Ryan Davies, Chairman of the Board (2)(4)	12/31/2023	$288,542	$91,656	(5)	$380,198
	12/31/2022	$255,833	$61,306	(5)	$317,139

(1) Carla Miller served as the Company’s sole director, interim president, treasurer and secretary from August 20, 2021 to September 30, 2021. She still serves as a director for the Company and was appointed as the Controller on February 1, 2024.

(2) On October 1, 2021, Ryan Davies was appointed by the board of directors to serve as the president, treasurer and secretary and elected to serve as Chairman of the Board of Directors. On February 1, 2024, he resigned all officer positions but will continue to serve as the Chairman of the Board of Directors.

(3) On October 25, 2021, the Company granted Carla Miller non-qualified stock options to purchase 2,520,000 shares of Common Stock at an exercise price of $0.001. On January 24, 2022, the option was adjusted to reflect a reverse stock split of the common shares of the Company, such that the number of shares of Common Stock underlying the option was reduced to 31,500. The option shall vest over a 36-month period from the grant date, at a rate of 875 options vested each month. Although Mr. Davies resigned his position as an officer of the Company on February 1, 2024, his options will continue to vest for as long as he serves as Chairman of the Board.

(4) On October 1, 2021, Ryan Davies was granted an option to purchase up to 252,000,000 shares of common stock for an exercise price of $0.001. On January 24, 2022, the option was adjusted to reflect a reverse stock split, such that the number of shares of Common Stock underlying the option was reduced to 3,150,000. The option vests over a 36-month period from the Grant Date, with 525,000 options vested at the end of month 6, and 87,500 options vested at the end of each month from the end of month 7 through the end of month 36. On November 1, 2022, Ryan Davies was granted, pursuant to his annual bonus, an option to purchase up to 2,077,500 shares of common stock for an exercise price of $0.08. The new option vests over a 36-month period from the Grant Date, with 57,708 options vesting at the end of each month. Although Mr. Davies resigned his position as an officer of the Company on February 1, 2024, his options will continue to vest for as long as he serves as Chairman of the Board.

Stock Option Plan

As of March 5, 2024, the Company has no incentive stock option plan in effect. All stock option grants have been board-approved grants of non-qualified stock options.

Options Outstanding

Outstanding as of March 26, 2021	-
Granted during the year	5,369,000
Exercised during the year	-
Canceled during the year (forfeited)	2,187,500
Canceled during the year (expired)

Outstanding as of December 31, 2021	3,181,500
Granted during the year	2,185,500
Exercised during the year	-
Expired or cancelled during the year	-
Outstanding as of December 31, 2022	5,367,000
Options vested and exercisable at December 31, 2022	1,352,666

Granted during the six months ended December 31, 2023	708,000
Exercised during the six months ended December 31, 2023	-
Expired or cancelled during the six months ended December 31, 2023	-
Outstanding as of December 31, 2023	6,075,000
Options vested and exercisable at December 31, 2023	3,321,662

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets out, as of March 5, 2024, the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities or having the right to acquire those securities. The table summarizes shares as “beneficial ownership”, and vested options as “beneficial ownership acquirable”.

Name and Address of Beneficial Owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable		Percent of class (2)
Lindsay Mann (1)	Common Stock	50,000	-		8.61%
Carla Miller (1)	Common Stock	62,500	25,375	(3)(6)	14.50%
Ryan Davies (1)	Common Stock	-	3,606,036	(4)(6)	86.13%
Byron Elton (1)	Common Stock	-	225,556	(5)(6)	27.98%
Bountiful Capital, LLC (7)	Series A Preferred Stock	200,000			100%
	Series B Preferred Stock	5,000			100%

(1) c/o CancerVax, Inc., 351 Paseo Nuevo, Floor 2, Santa Barbara, CA 93101

(2) The calculation in this column is based upon 580,633 shares of common stock outstanding on March 5, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 5, 2024 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3) On October 25, 2021, the Company granted Carla Miller non-qualified stock options to purchase 31,500 shares of Common Stock at an exercise price of $0.001. The option shall vest over a 36-month period from the grant date, at a rate of 875 options vested each month.

(4) Mr. Davies currently serves as the Chairman of the Board of Directors. On October 1, 2021, Ryan Davies was granted an option to purchase up to 3,150,000 shares of common stock for an exercise price of $0.08. The option vests over a 36-month period from the Grant Date, with 525,000 options vested at the end of month 6, and 87,500 options vested at the end of each month from the end of month 7 through the end of month 36. On November 1, 2022, Ryan Davies was granted, pursuant to his annual bonus, an option to purchase up to 2,077,500 shares of common stock for an exercise price of $0.08. The new option vests over a 36-month period from the Grant Date, with 57,708 options vesting at the end of each month. Although Mr. Davies resigned his position as an officer of the Company on February 1, 2024, his options will continue to vest for as long as he serves as Chairman of the Board.

(5) On December 16, 2022, the Company granted Byron Elton non-qualified stock options to purchase 108,000 shares of common stock for an exercise price of $0.08. The option vests over a 36-month period from the Grant Date, with 18,000 options vested at the end of month 6, and 3,000 options vested at the end of each month from the end of month 7 through the end of month 36. On February 7, 2023, the Company granted Byron Elton non-qualified stock options to purchase 500,000 shares of common stock for an exercise price of $0.08. The option vests over a 36-month period from the Grant Date, with 83,360 options vested at the end of month 6, and 13,888 options vested at the end of each month from the end of month 7 through the end of month 36.

(6) This calculation includes shares acquirable through the exercise of vested nonqualified stock options plus stock options that will vest within sixty days of the filing date of this Offering Circular.

(7) In March 2021, the Company issued 200,000 shares of Series A Preferred Stock to Bountiful Capital, LLC for a total purchase price of $2,000,000. The Series A Preferred Stock are convertible into the Company’s Common Stock at a fixed conversion ratio of 125 shares of Common Stock for one share of Series A Preferred Stock. The holder of the Series A Preferred Stock is also party to an Investor Rights Agreement with the Company that allows the investor to have certain registration rights, including the ability to demand the Company register the shares via Form S-1 or Form S-3 at the Company’s expense, or the ability to include the investor’s shares on a registration statement that is voluntarily being filed by the Company. Series A Preferred Stock is non-voting securities and the shareholder is prohibited from beneficially owning more than 4.99% of our voting common stock, unless 61-days of prior written notice is provided to the Company by the shareholder with its election to waive that limitation.

In October 2023, the Company issued 5,000 shares of Series B Preferred Stock to Bountiful Capital, LLC for a total purchase price of $500,000. The Series B Preferred Stock are convertible into the Company’s Common Stock at a fixed conversion price of $1.00 per share of Common Stock based on the initial purchase price of the Series B Preferred Stock. Series B Preferred Stock is non-voting securities and the shareholder is prohibited from beneficially owning more than 4.99% of our voting common stock.

The individual with voting and investment control over Bountiful Capital, LLC is Greg Boden.

60

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SEC rules require us to disclose any transaction since the beginning of our last fiscal year and for the two fiscal years preceding our last fiscal year, or any currently proposed transaction in which we are a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons

During the years ended December 31, 2023 and 2022, the Company paid consulting fees of $288,542 and $255,833, respectively, to Cymru Ventures, a company owned by its then-President and Chief Executive Officer, Ryan Davies. Mr. Davies was appointed to his management positions effective October 1, 2021. On October 1, 2021, the Company granted Mr. Davies non-qualified options to purchase 3,150,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire October 1, 2031. Mr. Davies resigned from his officer positions effective as of February 1, 2024 and currently serves as the Chairman of the Board. The Company shall continue to pay Mr. Davies a monthly salary of $23,085 for a minimum of six months and agreed that Mr. Davies non-qualified stock option agreements shall continue in full force and effect while Mr. Davies serves as the Chairman of the Board of Directors.

On November 1, 2022, the Company granted Mr. Davies non-qualified options to purchase 2,077,500 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire November 1, 2032.

On December 16, 2022, the Company granted a director non-qualified options to purchase 108,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire December 16, 2032.

During the years ended December 31, 2023 and 2022, the Company paid consulting fees of $30,000 and $30,000, respectively, to Carla Miller, a director. Ms. Miller purchased 62,500 common shares for $5,000 in March 2021. On October 25, 2021, the Company granted Ms. Miller non-qualified options to purchase 31,500 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire October 1, 2031.

SECURITIES BEING OFFERED AND DESCRIPTION OF SECURITIES

General

We are offering up to 3,095,239 shares of our common stock, including up to 714,285 shares of Bonus Shares, at a public offering price of $2.10 per share as part of this Offering.

We are authorized to issue 10,000,000,000 shares of common stock, par value $0.001 per share, of which approximately 580,633 shares are issued and outstanding as of March 5, 2024. In addition, we are authorized to issue 50,000,000 shares of preferred stock, par value $0.001 per share, of which approximately (i) 200,000 shares have been designated as Series A Preferred Stock and are issued and outstanding as of March 5, 2024 and (ii) 50,000 shares have been designated as Series B Preferred Stock, 5,000 of which are issued and outstanding as of March 5, 2024.

The following description summarizes the certain terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of ours second amended and certificate of incorporation and bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of our capital stock, you should refer to the certificate of incorporation, the bylaws of the Company, the certificate of designation for the Series A Preferred Stock and to the applicable provisions of Nevada law.

Common Stock

Voting

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Our holders of common stock do not have cumulative voting rights.

Dividends

Holders of common stock will be entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor, which may be paid in cash, property, or in shares of the Company’s capital stock.

Liquidation Preferences

Upon liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of common stock will be entitled to receive their ratable share of the net assets of the Company legally available for distribution after payment of all debts and other liabilities.

61

Conversion

There are no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 50,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our common stock.

Our Series A and Series B Preferred Stock are the only series of preferred stock designated by our Board of Directors.

Series A Preferred Stock

As of March 5, 2024, 200,000 shares of Series A Preferred Stock are authorized, of which 200,000 are issued and outstanding.

In March 2021, the Company sold 200,000 Series A preferred shares to Bountiful Capital, LLC in a Securities Purchase Agreement for consideration in the amount of $2,000,000. The holder of the Series A Preferred Stock is also party to (i) an Investor Rights Agreement with the Company that allows the investor to have certain registration rights, including the ability to demand the Company register the shares via Form S-1 or Form S-3 at the Company’s expense, or the ability to include the investor’s shares on a registration statement that is voluntarily being filed by the Company and (ii) a Right of First Refusal and Co-Sale Agreement with the Company and certain Key Shareholders (Carla Miller and Ryan Davies) that allows the investor to have the first right of refusal to purchase the Key Shareholders’ shares in the event of a sale, and to sell its shares on the same terms of the Key Shareholders in the event of certain transactions.

Voting

Holders of Series A Preferred Stock shall not be entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting); provided, however, that each Holder of outstanding shares of Series A Preferred shall be entitled, on the same basis as holders of Common Stock, to receive notice of such action or meeting.

Dividends

Holders of outstanding shares of the Series A Preferred Stock shall be entitled to receive dividends pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Company.

Liquidation Preference

Upon a liquidation, dissolution and winding up of the Company, the holder of each outstanding share of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to Ten Dollars ($10.00) for each such share of the Series A Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment shall be made or any assets distributed to the holders of the common stock, and, after such payment, the remaining assets of the Company shall be distributed to the holders of common stock.

62

Conversion

Each holder of Series A Preferred Stock has the right, at any time, at its election, to convert shares of Series A Preferred Stock into shares of Common Stock, provided that the Company has enough authorized shares of Common Stock to issue upon each conversion of the Preferred Stock. After the effects of the reverse split on January 24, 2022, the “Conversion Ratio” of the Series A Preferred Stock was adjusted to 125 shares of Common Stock for one share of Series A Preferred Stock, subject to adjustments as described in the certificate of designation for the Series A Preferred Stock. Each holder may not convert any amount of Series A Preferred Stock that results in the holder being beneficial owners of more than 4.99% of the Company’s total issued and outstanding Common Stock at the time of conversion, unless the holder provides the Company with 61-days’ prior written notice to exceed 4.99% beneficial ownership.

Protective Provisions

The holders of the Series A Preferred Stock are entitled to certain protective provisions that prevent the Company from altering or changing the rights, preferences or privileges of the shares of the Series A Preferred Stock so as to affect materially and adversely such shares, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting together as one class. Further, the Company covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the certificate of designation for the Series A Preferred Stock, and will at all times carry out all the provisions of the certificate of designation and take all action as may be required to protect the rights of the Holders.

Series B Preferred Stock

As of March 5, 2024, 50,000 shares of Series B Preferred Stock are authorized, of which 5,000 are issued and outstanding.

In October 2023, the Company sold 5,000 Series B preferred shares to Bountiful Capital, LLC in a Securities Purchase Agreement for consideration in the amount of $500,000.

Voting

Holders of Series B Preferred Stock shall not be entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting); provided, however, that each Holder of outstanding shares of Series B Preferred shall be entitled, on the same basis as holders of Common Stock, to receive notice of such action or meeting.

Dividends

Holders of outstanding shares of the Series B Preferred Stock shall be entitled to receive dividends pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Company.

Liquidation Preference

Upon a liquidation, dissolution and winding up of the Company, the holder of each outstanding share of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to the greater of (i) One Hundred Dollars ($100.00) for each such share of the Series B Preferred Stock (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event.

63

Conversion

Each holder of Series B Preferred Stock has the right, at any time, at its election, to convert shares of Series B Preferred Stock into shares of Common Stock, provided that the Company has enough authorized shares of Common Stock to issue upon each conversion of the Preferred Stock. The Conversion Price shall be $1.00 per Share of Common Stock (the “Conversion Price”), subject to adjustments as described in the certificate of designation for the Series B Preferred Stock. Each holder may not convert any amount of Series B Preferred Stock that results in the holder being beneficial owners of more than 4.99% of the Company’s total outstanding Common Stock at the time of conversion

Protective Provisions

The holders of the Series B Preferred Stock are entitled to certain protective provisions that prevent the Company from altering or changing the rights, preferences or privileges of the shares of the Series B Preferred Stock so as to affect materially and adversely such shares, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting together as one class. Further, the Company covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the certificate of designation for the Series B Preferred Stock, and will at all times carry out all the provisions of the certificate of designation and take all action as may be required to protect the rights of the Holders.

As of the date of this offering circular, the authorized and issued and outstanding shares of the Company are:

Class	Authorized	Issued and Outstanding
Common Stock	10,000,000,000	580,633
Preferred Stock	50,000,000	200,000
Series A Preferred Stock	200,000	200,000
Series B Preferred Stock	50,000	5,000
Undesignated Preferred Stock	48,750,000	0

As of the close of the Offering, the authorized and issued and outstanding shares of the Company will be:

Class	Authorized	Issued and Outstanding (1)
Common Stock	10,000,000,000	3,675,872
Preferred Stock	50,000,000	200,000
Series A Preferred Stock	200,000	200,000
Series B Preferred Stock	50,000	5,000
Undesignated Preferred Stock	48,750,000	0

(1)	Assumes maximum number of 2,380,953 shares of Common Stock are sold in this Offering, plus 714,285 Bonus Shares are issued.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

64

CancerVAX, Inc.

F-1

CancerVAX, Inc.

Balance Sheets

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets

Current assets:
Cash	$30,514	$602,748
Prepaid expenses	11,161	16,358

Total current assets	41,675	619,106

Long-term assets:
Property and equipment, net	2,135	2,433
Deposits	2,500	2,500

Total assets	$46,310	$624,039

Liabilities, Mezzanine and Stockholders’ Deficit

Current liabilities:
Accounts payable	$19,958	$11,890

Total liabilities	19,958	11,890

Mezzanine:
Series A preferred stock, $0.001 par value, 200,000 shares authorized, issued and outstanding	2,000,000	2,000,000

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.001 par value, 6,000,000 shares authorized, 112,500 shares issued and outstanding	113	113
Additional paid-in capital	179,151	128,862
Accumulated deficit	(2,152,912)	(1,516,826)

Total stockholders’ deficit	(1,973,648)	(1,387,851)

Total liabilities, mezzanine and stockholders’ deficit	$46,310	$624,039

See accompanying notes to financial statements

F-2

CancerVAX, Inc.

Statements of Operations

	(Unaudited) Six months ended June 30,
	2023	2022

Revenues:	$-	$-

Operating expenses:
General and administrative expenses	635,516	252,273
Research and development	570	143,625

Total operating expenses	636,086	395,898

Loss from operations before income taxes	(636,086)	(395,898)

Provision for income taxes	-	-

Net loss	$(636,086)	$(395,898)

Weighted average number of common shares outstanding	112,500	112,500

Net loss per common share, basic and diluted	$(5.65)	$(3.52)

See accompanying notes to financial statements

F-3

CancerVAX, Inc.

Statements of Stockholders’ Deficit

For the Six Months Ended June 31, 2023 and 2022 (unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2021	200,000	$2,000,000	112,500	$113	$66,688	$(827,202)	$(760,401)

Stock option expense - related party	-	-	-	-	27,894	-	27,894

Net loss	-	-	-	-	-	(395,898)	(395,898)

Balance, June 30, 2022	200,000	2,000,000	112,500	113	94,582	(1,223,100)	(1,128,405)

Balance, December 31, 2022	200,000	2,000,000	112,500	113	128,862	(1,516,826)	(1,387,851)

Stock option expense - related party	-	-	-	-	49,658	-	49,658

Stock option expense	-	-	-	-	631	-	631

Net loss	-	-	-	-	-	(636,086)	(636,086)

Balance, June 30, 2023	200,000	$2,000,000	112,500	$113	$179,151	$(2,152,912)	$(1,973,648)

See accompanying notes financial statements.

F-4

CancerVAX, Inc.

Statements of Cash Flows

	(Unaudited) Six months ended June 30,
	2023	2022

Cash flows from operating activities:
Net loss	$(636,086)	$(395,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock option expense	50,289	27,894
Depreciation expense	298	248
Changes in operating assets and liabilities:
Decrease in prepaid expenses	5,197	-
Increase in deposits	-	(2,500)
Increase in accounts payable	8,068	146,862

Net cash used in operating activities:	(572,234)	(223,394)

Cash flows from investing activities:
Purchase of property and equipment	-	(2,979)

Net cash used in investing activities	-	(2,979)

Cash flows from financing activities:
	-	-

Net cash provided by financing activities	-	-

Net increase (decrease) in cash	(572,234)	(226,373)
Cash at the beginning of the year	602,748	1,242,099

Cash at the end of the period	$30,514	$1,015,726

Supplemental disclosure:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to financial statements

F-5

CancerVAX, Inc.

Notes to Financial Statements

For the Six Months Ended June 30, 2023 and 2022

NOTE 1 – THE COMPANY AND NATURE OF BUSINESS

CancerVAX, Inc. (the “Company”) was incorporated in the state of Nevada on March 26, 2021.

The Company is a pre-clinical biotechnology company developing a universal cancer vaccine that uses the body’s immune system to fight cancer. Currently, many conventional cancer immunotherapies are based on finding protein markers or mechanisms that are naturally expressed in cancer cells and then developing custom antibodies or immune cells to target those specific protein markers for cell destruction. The main challenge with this conventional approach is that the natural protein markers often appear in healthy cells as well as cancer cells. As a result, any treatment targeting those natural markers may also affect healthy cells. We seek to engineer a single non-naturally occurring protein marker for all cancer cells to express, and then vaccinate against this non-naturally occurring marker. In effect, we intend to use this non-naturally occurring protein marker to enable the immune system to target only cancer cells, while leaving normal, healthy cells unaffected.

This universal cancer vaccine approach is currently in the conceptual stage. We filed a provisional patent application in October 2021, and the pre-clinical research for this project is being done at the UCLA Jonsson Comprehensive Cancer Center through a sponsored research agreement.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates and these differences may be material. Material management estimates include the grant date value of the stock options which is recognized as an expense over the period in which the stock options vest.

Cash and Cash Equivalents

We consider highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with large commercial banks. The Federal Deposit Insurance Corporation (“FDIC”) insures these balances, up to $250,000. Of the Company’s cash balance as of December 31, 2022, $352,748 was not insured. As of June 30, 2023 and December 31, 2022, there were no cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over an estimated useful life of the asset.

F-6

Mezzanine

Series A preferred stock that contains certain default provisions requiring mandatory cash redemption that are outside the control of the Company is recorded at its face value as Mezzanine in the accompanying balance sheet.

Stock-Based Compensation

Stock-based compensation is measured at the grant date based on the value of the award granted using either the Black-Scholes option pricing model or a multinomial lattice model based on projections of various potential future outcomes and recognized over the period in which the award vests. For stock awards no longer expected to vest, any previously recognized stock compensation expense is reversed in the period of termination. Stock-based compensation expense is included in general and administrative expenses.

Research and Development

Research and development expenses are expensed as incurred and totaled $570 and $143,625 for the six months ended June 30, 2023 and 2022, respectively.

Advertising and Marketing

Advertising and marketing expenses are expensed as incurred and totaled $206,515 and $0 for the six months ended June 30, 2023 and 2022, respectively.

Trademark and Patents

Costs and expenses to prepare and file applications for trademark and patents are expensed as incurred and included in general and administrative expenses. Such expenses totaled $0 for the six months ended June 30, 2023 and 2022, respectively.

Income Taxes

No provision for income taxes has been recorded in the accompanying financial statements due to the net loss of the Company through June 30, 2023.

We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. As of June 30, 2023, the deferred tax asset was fully offset by a 100% valuation allowance.

F-7

Income (Loss) per Share

Basic net income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding. Diluted net income or loss per common share is computed by dividing net income or loss by the sum of the weighted average number of common shares outstanding and the dilutive potential common share equivalents then outstanding. Potential dilutive common share equivalents consist of shares issuable upon the conversion of Series A Preferred Stock and exercise of outstanding stock options to acquire common stock, using the treasury stock method and the average market price per share during the period. Potential dilutive common share equivalents totaled 2,006,047,000 and 2,005,398,250 shares for the six months ended June 30, 2023 and 2022, respectively.

For the six months ended June 30, 2023 and 2022, potential common share equivalents are anti-dilutive; therefore, basic net loss per common share is the same as diluted net loss per share.

Recent Accounting Pronouncements

The Company does not believe any recently issued accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN UNCERTAINTY

The Company was recently formed and has limited operating history. During the six months ended June 30, 2023, the Company used net cash of $572,234 in operations and as of June 30, 2023, had an accumulated deficit of $2,152,912. The uncertainties surrounding the successful implementation of the Company’s business plan, including obtaining sufficient financing moving forward, raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to reach a successful level of operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

F-8

There can be no assurances that the Company will be successful in attaining a profitable level of operations or in generating additional cash from the equity/debt markets or other sources fund its operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Should the Company not be successful in its business plan or in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

NOTE 4. RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2023 and 2022, the Company paid consulting fees of $0 and $126,000, respectively (see Note 8), to Cymru Ventures, a company owned by its President and Chief Executive Officer, Ryan Davies. Mr. Davies was appointed to his management positions effective October 1, 2021.

On October 1, 2021, the Company granted Mr. Davies non-qualified options to purchase 3,150,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire October 1, 2031. Stock option expense of $27,618 was recorded for these options during the six months ended June 30, 2023 and 2022, respectively.

On November 1, 2022, the Company granted Mr. Davies non-qualified options to purchase 2,077,500 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire November 1, 2032. Stock option expense of $18,210 was recorded for these options during the six months ended June 30, 2023.

The Independent Contractor Agreement of Mr. Davies effective October 21, 2021 (see Note 8) was terminated effective December 31, 2022. Effective January 1, 2023, the Company and Ryan Davies, President and Chief Executive Officer entered into an employment agreement pursuant to which Mr. Davies will receive an annual salary of $277,000, payable monthly at $23,083. The agreement provides a bonus based on milestones to be determined by the Company’s Board of Directors. The agreement may be terminated at any time by either party upon written notice. If employment is terminated by the Company without cause, the Company shall pay Mr. Davies a severance amount equal to six months of base salary. During the six months ended June 30, 2023 wages of $169,307 were paid to Mr. Davies.

On December 16, 2022, the Company granted Byron Elton, a member of the Company’s Board of Directors, non-qualified options to purchase 108,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire December 16, 2032. Stock option expense of $632 was recorded for these options during the six months ended June 30, 2023.

On February 7, 2023, the Company granted Byron Elton, a member of the Company’s Board of Directors, non-qualified options to purchase 500,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire February 7, 2033. Stock option expense of $2,922 was recorded for these options during the six months ended June 30, 2023.

F-9

On April 1, 2023, the Company and Byron Elton, then its Chief Marketing Officer entered into an employment agreement pursuant to which Mr. Elton will receive an annual salary of $240,000, payable monthly at $20,000. The agreement may be terminated at any time by either party upon written notice. During the six months ended June 30, 2023 wages of $60,000 were paid to Mr. Elton.

During the six months ended June 30, 2023 and 2022, the Company paid consulting fees of $15,000 and $15,000, respectively (see Note 8), to Carla Miller, a stockholder. On October 25, 2021, the Company granted Ms. Miller non-qualified options to purchase 31,500 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire October 1, 2031. Stock option expense of $276 was recorded for these options during the six months ended June 30, 2023 and 2022, respectively.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 2023 and December 31, 2022 is comprised of the following:

	June 30, 2023	December 31, 2022
Computer equipment	$2,979	$2,979
Accumulated depreciation	(844)	(546)

Net	$2,135	$2,433

NOTE 6. MEZZANINE

Series A Preferred Stock

The Company has 50,000,000 authorized shares of $0.001 par value per share preferred stock of which 200,000 shares have been designated as Series A preferred shares. In March 2021, the Company issued 200,000 Series A preferred shares to an institutional investor for cash of $2,000,000. The Company had 200,000 Series A preferred shares issued and outstanding as of June 30, 2023 and December 31, 2022.

The Series A preferred stock is recorded at its face value of $10 per share or a total face value of $2,000,000 as of June 30, 2023 and December 31, 2022. The preferred stock is convertible into shares of the Company’s common stock at a ratio of 125 shares of common stock for each share of Series A preferred stock. The Series A preferred stock has no voting rights.

The holders of the Series A preferred stock shall be entitled to receive dividends pari passu with holders of the Company’s common stock and shall be entitled to a liquidation preference, as defined in the Certificate of Designation, equal to the stated value of $10 per Series A preferred stock.

F-10

According to the terms of the Series A preferred stock, upon the sale of all or substantially all of the Company’s assets, any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization resulting in a change of ownership control, a liquidation, dissolution or winding up shall be deemed to occur. This change of control provision requires the Series A preferred stock to be classified as mezzanine in the accompanying balance sheet.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock

The Company has 10,000,000,000 authorized shares of $0.001 par value per share common stock, of which 112,500 shares were issued and outstanding as of June 30, 2023 and December 31, 2022. Effective March 27, 2023, the Company amended its Articles of Incorporation to increase authorized shares from 6,000,000,000 to 10,000,000,000.

On January 24, 2022, the Company effected a 1:80 reverse split of its common shares. The accompanying financial statements and notes thereto have been adjusted to give retroactive effect to the reverse stock split.

NOTE 8. COMMITMENTS AND CONTINGENCIES

Independent Contractor Agreements

Effective October 1, 2021, the Company entered into an Independent Contractor Agreement with Ryan Davies, its current President and Chief Executive Officer, pursuant to which he is to be paid $10,500 for the month of October 2021 and $21,000 per month thereafter, paid in equal installments twice each month. The agreement also allows for reimbursement to Mr. Davies of certain office expenses. The agreement has an initial term of six months with automatic six-month renewal periods unless terminated by either party in accordance with terms of the agreement. During the six months ended June 30, 2022, Mr. Davies was paid fees and expense reimbursements under the Independent Contractor Agreement totaling $126,000. Effective December 31, 2022, Mr. Davies’ Independent Contractor Agreement was terminated and Mr. Davies entered into an employment agreement pursuant to which Mr. Davies will receive an annual salary of $277,000, payable monthly at $23,083. The agreement provides a bonus based on milestones to be determined by the Company’s Board of Directors. The agreement may be terminated at any time by either party upon written notice. If employment is terminated by the Company without cause, the Company shall pay Mr. Davies a severance amount equal to six months of base salary.

Effective April 1, 2021, the Company entered into an Independent Contractor Agreement with Carla Miller, its then-Office Manager, and a shareholder, pursuant to which she is to be paid monthly compensation of $2,500. During the six months ended June 30, 2023 and 2022, Ms. Miller was paid fees totaling $15,000 and $15,000, respectively. The agreement has an initial term of one year with automatic one-year renewal periods unless terminated by either party with 30 days written notice.

F-11

Sponsored Research Agreements

Effective May 12, 2021, the Company (the “Sponsor”) and the University of California Los Angeles (“UCLA”) entered into a Sponsored Research Agreement (the “First Sponsored Research Agreement”) to undertake gene therapy studies under which Sponsor will fund research at UCLA and UCLA will grant Sponsor certain rights with respect to inventions and discoveries resulting from the research. The cost for the First Sponsored Research Agreement (UCLA Case No. 2021-146) was $574,501, all of which has been paid by the Company as of February 1, 2022 (this included a payable $143,625 upon execution of the Agreement, $143,625 on August 1, 2021, $143,626 on November 1, 2021, and $143,625 upon completion of the research.) During the year ended December 31, 2021, the Sponsor paid UCLA a total of $440,876, including a deposit of $10,000. During the year ended December 31, 2022, the Sponsor paid UCLA the fourth and final installment of $143,625. These payments have been included in research and development expense in the accompanying statements of operations.

Effective August 1, 2022, the Sponsor and UCLA entered into a second Sponsored Research Agreement (UCLA No. 2022-4579) (the “Second Sponsored Research Agreement”) to target the development and testing of three concepts inspired by advances in cancer immunology, genome engineering and nanotechnology. The Agreement expires in two years unless it is sooner terminated or extended by the mutual written consent of the parties. The cost to Sponsor for UCLA’s performance will total $390,000 for each of the three projects per year, or a total of $1,170,000 per year. No payments were made by Sponsor to UCLA during the six months ended June 2023 or 2022.

There are no additional milestones or other payments due at this time.

Evaluation License and Option Agreement

Effective July 1, 2022, the Company and the Regents of the University of California (“Regents”) entered into an Evaluation License and Option Agreement (“Option Agreement”). Pursuant to the Option Agreement, the Regents granted the Company an evaluation license to evaluate the inventions claimed in certain patent rights owned by the Regents to determine Optionee’s interest in acquiring certain commercialization rights to the patents. In addition, the parties agreed to enter into a Second Sponsored Research Agreement with UCLA. The term of the Option agreement is 24 months, subject to termination by the Regents at any time, and may be extended as agreed in writing. The Company paid the Regents an option issue fee of $3,000 on the effective date, which was recorded as research and development expense. During the six months ended June 30, 2023 and 2022 research and development fees paid to the Regents totaled $570 and $0, respectively.

Office Lease

Effective November 1, 2021, the Company entered into a lease agreement for office space. The lease requires an initial deposit of $2,500 and monthly rent payments of $2,250 and expired April 30, 2022. The Company has continued to pay rent on a month-to-month basis subsequent to that date.

F-12

The Company did not recognize an asset or liability for the rights and obligations created by the operating lease pursuant to ASC 842, “Leases,” since the term of the lease is less than twelve months.

Total rent expense under operating leases totaled $8,130 and $13,500 during the six months ended June 30, 2023 and 2022, respectively.

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 9. STOCK OPTIONS AND WARRANTS

As of June 30, 2023 and December 31, 2022, the Company had granted non-qualified stock options exercisable for a total of 5,975,000 and 5,367,000 shares of common stock, respectively to its officers, directors, and consultants. See Notes 4 and 8.

A summary of the Company’s stock options as of June 30, 2023 and December 31, 2022, is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding at December 31, 2021	3,181,500	$0.08
Granted	2,185,500	$0.08
Exercised	-	$-
Forfeited or expired	-	$-

Outstanding as of December 31, 2022	5,367,000	$0.08
Granted	608,000	$0.08
Exercised	-	$-
Forfeited or expired	-	$-

Outstanding as of June 30, 2023	5,975,000	$0.08	8,81	$-

Exercisable as of June 30, 2023	2,247,164	$0.08	8.49	$-

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on the estimated market value of our common stock of $0.08 as of June 30, 2023 and December 31, 2022, which would have been received by the holders of in-the-money options had the holders exercised their options as of that date.

F-13

Grant date fair value of the stock options was calculated by an independent valuation firm using a modified Black Scholes option pricing model. The grant date fair value is recognized as an expense over the term of the options as they vest or on a straight-line basis. During the six months ended June 30, 2023 and 2022, stock option expense of $50,289 and $27,894, respectively, was recognized and included in general and administrative expenses. Unrecognized stock option expense was $187,942 as of June 30, 2023.

The significant assumptions used in the calculation of grant date fair value of the non-qualified stock options are as follows:

Midpoint between vesting date and expiration date
Expected term
Risk free interest rate	1.05 – 1.30%
Expected volatility	77.09 – 77.29%
Stock price per share	$0.08

Effective September 25, 2021, a non-related party purchased a pre-funded common stock purchase warrant for $2,500. The purchaser is entitled at any time on or after September 25, 2023 to subscribe for and purchase up to 31,250 common shares of the Company at an exercise price of $0.08 per share. The warrant expires when exercised in full and contains a cashless exercise feature as defined in the warrant agreement.

NOTE 10. SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has disclosed the following:

Stock Options

On August 1, 2023, the Company granted Jonathan Lakey, a member of the Company’s Board of Advisors, non-qualified options to purchase 100,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire August 1, 2033.

Stock Purchases

Subsequent to June 30, 2023, the Company issued 189,805 shares of common stock to third party investors in exchange for $311,240 in cash.

Note Payable

Subsequent to June 30, 2023, the Company entered into a note payable with a third party for $100,000 worth of proceeds.

F-14

CancerVax, Inc.

Financial Statements

For the Years Ended December 31, 2022 and 2021

F-15

CancerVax, Inc.

Index to Financial Statements

For the Periods Ended December 31, 2022

(Audited)

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CancerVAX, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CancerVAX, Inc. (the Company) as of December 31, 2022 and 2021 the related statements of operations, stockholders’ deficit, and cash flows for the two-year period then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audit provide a reasonable basis for our opinion.

F-17

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Stock-based Compensation

As discussed in Note 7 to the financial statements, the Company issues equity based awards in accordance with ASC 718, Compensation. Auditing management’s calculation of the fair value of equity based awards can be a significant judgment given the fact that the Company uses management estimates on various inputs to the calculation. Other less complex equity awards are based upon the closing market price.

To evaluate the appropriateness of the fair value determined by management, we examined and evaluated the inputs management used in calculating the fair value of the equity-based award. We also ensured that the Company properly used the correct closing market price for other equity-based awards.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2021

Houston, TX

March 30, 2023

F-18

Cancervax, Inc.

Balance Sheets

As of December 31, 2022 and 2021

	December 31,
	2022	2021
Assets

Current assets:
Cash	$602,748	$1,242,099
Prepaid expenses	16,358

Total current assets	619,106	1,242,099

Long-term assets:
Property and equipment, net	2,433	-
Deposits	2,500	-

Total assets	$624,039	$1,242,099

Liabilities, Mezzanine and Stockholders’ Deficit

Current liabilities:
Accounts payable	$11,890	$2,500

Total liabilities	11,890	2,500

Mezzanine:
Series A preferred stock, $0.001 par value, 200,000 shares authorized, issued and outstanding	2,000,000	2,000,000

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.001 par value, 6,000,000 shares authorized, 112,500 shares issued and outstanding	113	113
Additional paid-in capital	128,862	66,688
Accumulated deficit	(1,516,826)	(827,202)

Total stockholders’ deficit	(1,387,851)	(760,401)

Total liabilities, mezzanine and stockholders’ deficit	$624,039	$1,242,099

See accompanying notes to financial statements

F-19

Cancervax, Inc.

Statements of Operations

For the Years Ended December 31, 2022 and 2021

	Year Ended December 31,
	2022	2021

Revenues:	$-	$-

Operating expenses:
General and administrative expenses	529,368	440,876
Research and development	160,256	386,326

Total operating expenses	689,624	827,202

Loss from operations before income taxes	(689,624)	(827,202)

Provision for income taxes	-	-

Net loss	$(689,624)	$(827,202)

Weighted average number of common shares outstanding	112,500	429,598

Net loss per common share, basic and diluted	$(6.13)	$(1.93)

See accompanying notes to financial statements

F-20

Cancervax, Inc.

Statements of Stockholders’ Deficit

For the Years Ended December 31, 2022 and 2021

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, Inception March 26, 2021	-	$-	-	$-	$-	$-	$-

Issuance of common stock to related parties for cash	-	-	687,500	688	54,312	-	55,000

Issuance of Series A preferred stock for cash	200,000	2,000,000	-	-	-	-	-

Repurchase common shares from related party	-	-	(575,000)	(575)	(4,025)	-	(4,600)

Purchase of pre-funded warrant for cash	-	-	-	-	2,500	-	2,500

Related party stock option expense	-	-	-	-	13,901	-	13,901

Net loss	-	-	-	-	-	(827,202)	(827,202)

Balance, December 31, 2021	200,000	2,000,000	112,500	113	66,688	(827,202)	(760,401)

Related party stock option expense	-	-	-	-	62,174	-	62,174

Net loss	-	-	-	-	-	(689,624)	(689,624)

Balance, December 31, 2022	200,000	$2,000,000	112,500	$113	$128,862	$(1,516,826)	$(1,387,851)

See accompanying notes financial statements.

F-21

Cancervax, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2022 and 2021

	Year Ended December 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(689,624)	$(827,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock option expense	62,174	13,901
Depreciation expense	546	-
Changes in operating assets and liabilities:
Increase in prepaid expenses	(16,358)	-
Increase in deposits	(2,500)	-
Increase in accounts payable	9,390	2,500

Net cash used in operating activities:	(636,372)	(810,801)

Cash flows from investing activities:
Purchase of property and equipment	(2,979)	-

Net cash used in investing activities	(2,979)	-

Cash flows from financing activities:		-
Proceeds from the issuance of common stock	-	55,000
Proceeds from the issuance of Series A preferred stock	-	2,000,000
Proceeds from the purchase of pre-funded warrant	-	2,500
Repurchase of common shares	-	(4,600)

Net cash provided by financing activities	-	2,052,900

Net increase (decrease) in cash	(639,351)	1,242,099
Cash at the beginning of the year	1,242,099	-

Cash at the end of the period	$602,748	$1,242,099

Supplemental disclosure:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to financial statements

F-22

Cancervax, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2022 and 2021

NOTE 1 – THE COMPANY AND NATURE OF BUSINESS

Cancervax, Inc. (the “Company”) was incorporated in the state of Nevada on March 26, 2021.

The Company is a pre-clinical biotechnology company developing a universal cancer vaccine that uses the body’s immune system to fight cancer. Currently, many conventional cancer immunotherapies are based on finding protein markers or mechanisms that are naturally expressed in cancer cells and then developing custom antibodies or immune cells to target those specific protein markers for cell destruction. The main challenge with this conventional approach, is that the natural protein markers often appear in healthy cells as well as cancer cells. As a result, any treatment targeting those natural markers may also affect healthy cells. We seek to engineer a single non-naturally occurring protein marker for all cancer cells to express, and then vaccinate against this non-naturally occurring marker. In effect, we intend to use this non-naturally occurring protein marker to enable the immune system to target only cancer cells, while leaving normal, healthy cells unaffected.

This universal cancer vaccine approach is currently in the conceptual stage. We filed a provisional patent application in October 2021, and the pre-clinical research for this project is being done at the UCLA Jonsson Comprehensive Cancer Center through a sponsored research agreement.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates and these differences may be material. Material management estimates include the grant date value of the stock options which is recognized as an expense over the period in which the stock options vest.

Cash and Cash Equivalents

We consider highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with large commercial banks. The Federal Deposit Insurance Corporation (“FDIC”) insures these balances, up to $250,000. Of the Company’s cash balance as of December 31, 2022, $352,748 was not insured. As of December 31, 2022 and 2021, there were no cash equivalents.

F-23

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over an estimated useful life of the asset.

Mezzanine

Series A preferred stock that contains certain default provisions requiring mandatory cash redemption that are outside the control of the Company is recorded at its face value as Mezzanine in the accompanying balance sheet.

Stock-Based Compensation

Stock-based compensation is measured at the grant date based on the value of the award granted using either the Black-Scholes option pricing model or a multinomial lattice model based on projections of various potential future outcomes and recognized over the period in which the award vests. For stock awards no longer expected to vest, any previously recognized stock compensation expense is reversed in the period of termination. Stock-based compensation expense is included in general and administrative expenses.

Research and Development

Research and development expenses are expensed as incurred and totaled $160,256 and $386,326 for the years ended December 31, 2022 and 2021, respectively.

Trademark and Patents

Costs and expenses to prepare and file applications for trademark and patents are expensed as incurred and included in general and administrative expenses. Such expenses totaled $2,240 and $29,521 for the years ended December 31, 2022 and 2021, respectively.

Income Taxes

No provision for income taxes has been recorded in the accompanying financial statements due to the net loss of the Company through December 31, 2022.

We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. As of December 31, 2022, the deferred tax asset was fully offset by a 100% valuation allowance.

F-24

Income (Loss) per Share

Basic net income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding. Diluted net income or loss per common share is computed by dividing net income or loss by the sum of the weighted average number of common shares outstanding and the dilutive potential common share equivalents then outstanding. Potential dilutive common share equivalents consist of shares issuable upon the conversion of Series A Preferred Stock and exercise of outstanding stock options to acquire common stock, using the treasury stock method and the average market price per share during the period. Potential dilutive common share equivalents totaled 2,005,398,250 shares for each of the years ended December 31, 2021 and 2022.

For the years ended December 31, 2022 and 2021, potential common share equivalents are anti-dilutive; therefore, basic net loss per common share is the same as diluted net loss per share.

Recent Accounting Pronouncements

The Company does not believe any recently issued accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN UNCERTAINTY

The Company was recently formed and has limited operating history. During the year ended December 31, 2022, the Company used net cash of $636,372 in operations and as of December 31, 2022, had an accumulated deficit of $1,508,776. The uncertainties surrounding the successful implementation of the Company’s business plan, including obtaining sufficient financing moving forward, raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to reach a successful level of operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

There can be no assurances that the Company will be successful in attaining a profitable level of operations or in generating additional cash from the equity/debt markets or other sources fund its operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Should the Company not be successful in its business plan or in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

F-25

NOTE 4. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2022 and 2021, the Company paid consulting fees of $255,833 and $52,500, respectively (see Note 8), to Cymru Ventures, a company owned by its President and Chief Executive Officer, Ryan Davies. Mr. Davies was appointed to his management positions effective October 1, 2021. On October 1, 2021, the Company granted Mr. Davies non-qualified options to purchase 3,150,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire October 1, 2031. Stock option expense of $55,236 and $13,809 was recorded for these options during the years ended December 31, 2022 and 2021, respectively.

On November 1, 2022, the Company granted Mr. Davies non-qualified options to purchase 2,077,500 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire November 1, 2032. Stock option expense of $6,070 was recorded for these options during the year ended December 31, 2022.

On December 16, 2022, the Company granted a director non-qualified options to purchase 108,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire December 16, 2032. Stock option expense of $316 was recorded for these options during the year ended December 31, 2022.

During the years ended December 31, 2022 and 2021, the Company paid consulting fees of $30,000 and $32,500, respectively (see Note 8), to Carla Miller, a stockholder. Ms. Miller purchased 62,500 common shares for $5,000 in March 2021. On October 25, 2021, the Company granted Ms. Miller non-qualified options to purchase 31,500 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire October 1, 2031. Stock option expense of $552 and $92 was recorded for these options during the years ended December 31, 2022 and 2021, respectively.

During the year ended December 31, 2021, the Company paid Lindsay Mann, its former President and Chief Executive Officer, consulting fees of $175,000 (see Note 8). Mr. Mann purchased 625,000 common shares for $50,000 in March 2021. On April 1, 2021, the Company granted Mr. Mann non-qualified options to purchase 2,187,500 shares of common stock at an exercise price of $0.08 per share. The options were to vest over a period of 24 months and expire April 1, 2031. No stock option expense was recorded for Mr. Mann’s stock options during the year ended December 31, 2021. Mr. Mann resigned his positions with the Company effective August 4, 2021.

Pursuant to a Securities Repurchase Agreement dated August 4, 2021, the Company repurchased for $4,600, 575,000 common shares of the 625,000 common shares originally purchased by Mr. Mann. The repurchased shares were cancelled. The stock options granted to Mr. Mann were also cancelled.

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NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2022 is comprised of the following:

Computer equipment	$2,979
Accumulated depreciation	(546)

Net	$2,433

NOTE 6. MEZZANINE

Series A Preferred Stock

The Company has 50,000,000 authorized shares of $0.001 par value per share preferred stock of which 200,000 shares have been designated as Series A preferred shares. In March 2021, the Company issued 200,000 Series A preferred shares to an institutional investor for cash of $2,000,000. The Company had 200,000 Series A preferred shares issued and outstanding as of December 31, 2022 and 2021.

The Series A preferred stock is recorded at its face value of $10 per share or a total face value of $2,000,000 as of December 31, 2022 and 2021. The preferred stock is convertible into shares of the Company’s common stock at a ratio of 125 shares of common stock for each share of Series A preferred stock. The Series A preferred stock has no voting rights.

The holders of the Series A preferred stock shall be entitled to receive dividends pari passu with holders of the Company’s common stock and shall be entitled to a liquidation preference, as defined in the Certificate of Designation, equal to the stated value of $10 per Series A preferred stock.

According to the terms of the Series A preferred stock, upon the sale of all or substantially all of the Company’s assets, any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization resulting in a change of ownership control, a liquidation, dissolution or winding up shall be deemed to occur. This change of control provision requires the Series A preferred stock to be classified as mezzanine in the accompanying balance sheet.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock

The Company has 6,000,000,000 authorized shares of $0.001 par value per share common stock, of which 112,500 shares were issued and outstanding as of December 31, 2022 and 2021. In March 2021, the Company issued 62,500 shares of its common stock to its then President and Chief Executive Officer for cash of $50,000. Also in March 2021, the Company issued 62,500 shares of its common stock to a related party consultant for cash of $5,000.

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As further discussed in Note 4, the Company repurchased 575,000 common shares from its former President and Chief Executive Officer for $4,600.

On January 24, 2022, the Company effected a 1:80 reverse split of its common shares. The accompanying financial statements and notes thereto have been adjusted to give retroactive effect to the reverse stock split.

NOTE 8. COMMITMENTS AND CONTINGENCIES

Independent Contractor Agreements

Effective October 1, 2021, the Company entered into an Independent Contractor Agreement with Ryan Davies, its current President and Chief Executive Officer, pursuant to which he is to be paid $10,500 for the month of October 2021 and $21,000 per month thereafter, paid in equal installments twice each month. The agreement also allows for reimbursement to Mr. Davies of certain office expenses. The agreement has an initial term of six months with automatic six-month renewal periods unless terminated by either party in accordance with terms of the agreement. During the years ended December 31, 2022 and 2021, Mr. Davies was paid fees and expense reimbursements totaling $255,833 and $52,500, respectively. The agreement also provided for the issuance to Mr. Davies of ten-year non-qualified stock options to acquire up to 3,181,500 common shares of the Company. The options vest over 36 months and are exercisable at $0.08 per share.

Effective April 1, 2021, the Company entered into an Independent Contractor Agreement with Carla Miller, its Office Manager, and a shareholder, pursuant to which she is to be paid monthly compensation of $2,500. During the years ended December 31, 2022 and 2021, Ms. Miller was paid fees totaling $30,000 and $32,500. The agreement has an initial term of one year with automatic one-year renewal periods unless terminated by either party with 30 days written notice. Subsequently, Ms. Miller was granted ten-year non-qualified stock options to acquire up to 31,500 common shares of the Company. The options vest ratably over 36 months and are exercisable at $0.08 per share.

Effective April 1, 2021, the Company entered into an Independent Contractor Agreement with Lindsay Mann, its then President and Chief Executive Officer, pursuant to which he was to be paid annual compensation of $240,000, paid in equal monthly instalments of $20,000, and a signing bonus of $75,000, which bonus was paid in March 2021. The agreement had an initial term of one year with automatic one-year renewal periods unless terminated by either party with 30 days written notice. During the year ended December 31, 2021, Mr. Mann was paid fees totaling $175,000. The agreement also provided for the issuance to Mr. Mann of ten-year non-qualified stock options to acquire up to 2,187,500 common shares of the Company. The options were to vest ratably over 24 months and were exercisable at $0.08 per share. Mr. Mann’s Independent Contractor Agreement was terminated upon his resignation, effective August 4, 2021. The repurchased shares were cancelled. The stock options granted to Mr. Mann were also cancelled.

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Sponsored Research Agreements

Effective May 12, 2021, the Company (the “Sponsor”) and the University of California Los Angeles (“UCLA”) entered into the First Sponsored Research Agreement to undertake gene therapy studies under which Sponsor will fund research at UCLA and UCLA will grant Sponsor certain rights with respect to inventions and discoveries resulting from the research. The Agreement expires in one year unless it is sooner terminated or extended by the mutual written consent of the parties. Pursuant to the First Sponsored Research Agreement (UCLA Case No. 2021-146), the Company agreed to pay the Regents a sum of $574,501 for the Regents’ performance under the First Sponsored Research Agreement. payable $143,625 upon execution of the Agreement, $143,625 on August 1, 2021, $143,626 on November 1, 2021, and $143,625 upon completion of the research. During the year ended December 31, 2021, the Sponsor paid UCLA a total of $440,876, including a deposit of $10,000. During the year ended December 31, 2022, the Sponsor paid UCLA the fourth and final instalment of $143,625. These payments have been included in research and development expense in the accompanying statements of operations. On February 1, 2022, the Company made the final payment of the agreed upon amount of 574,501 to UCLA to fully satisfy the Company’s obligations under this Agreement.

Effective August 1, 2022, the Sponsor and UCLA entered into a Second Sponsored Research Agreement (UCLA No. 2022-4579) to target the development and testing of three concepts inspired by advances in cancer immunology, genome engineering and nanotechnology. The Second Sponsored Research Agreement expires in two years unless it is sooner terminated or extended by the mutual written consent of the parties. The cost to Sponsor for UCLA’s performance will total $390,000 for each of the three projects per year, or a total of $1,170,000 per year. No payments were made by Sponsor to UCLA during the year ended December 31, 2022.

There are no additional milestones or other payments due at this time.

Evaluation License and Option Agreement

Effective July 1, 2022, the Company and the Regents of the University of California (“Regents”) entered into an Evaluation License and Option Agreement (“Option Agreement”). Pursuant to the Option Agreement, the Regents granted the Company an evaluation license to evaluate the inventions claimed in certain patent rights owned by the Regents to determine Optionee’s interest in acquiring certain commercialization rights to the patents. In addition, the parties agreed to enter into a Second Sponsored Research Agreement with UCLA. The term of the Option agreement is 24 months, subject to termination by the Regents at any time, and may be extended as agreed in writing. The Company paid the Regents an option issue fee of $3,000, which amount has been recorded as research and development expense in the accompanying statement of operations.

Office Lease

Effective November 1, 2021, the Company entered into a lease agreement for office space. The lease requires an initial deposit of $2,500 and monthly rent payments of $2,250 and expired April 30, 2022. The Company has continued to pay $2,250 on a month-to-month basis subsequent to that date.

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The Company did not recognize an asset or liability for the rights and obligations created by the operating lease pursuant to ASC 842, “Leases,” since the term of the lease is less than twelve months.

Total rent expense under operating leases totaled $27,518 and $4,851 during the years ended December 31, 2022 and 2021, respectively.

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 9. STOCK OPTIONS AND WARRANTS

As of December 31, 2022, the Company had granted non-qualified stock options exercisable for a total of 5,367,000 shares of common stock to its officers, directors, and consultants. See Notes 4 and 8.

A summary of the Company’s stock options as of December 31, 2022, and changes during the two years then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Granted	5,369,000	$0.08
Exercised	-	$-
Forfeited or expired	(2,187,500)	$0.08

Outstanding as of December 31, 2021	3,181,500	$0.08
Granted	2,185,500	$0.08
Exercised	-	$-
Forfeited or expired	-	$-

Outstanding as of December 31, 2022	5,367,000	$0.08	9.20	$-

Exercisable as of December 31, 2022	1,352,666	$0.08	8.85	$-

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on the estimated market value of our common stock of $0.08 as of December 31, 2022, which would have been received by the holders of in-the-money options had the holders exercised their options as of that date.

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Grant date fair value of the stock options was calculated by an independent valuation firm using a modified Black Scholes option pricing model. The grant date fair value is recognized as an expense over the term of the options as they vest or on a straight-line basis. During the period ended December 31, 2022 and 2021, stock option expense of $62,174 and $13,901, respectively, was recognized and included in general and administrative expenses. Unrecognized stock option expense was $206,251 as of December 31, 2022.

The significant assumptions used in the calculation of grant date fair value of the non-qualified stock options are as follows:

Expected term	Midpoint between vesting date and expiration date
Risk free interest rate	1.05 – 1.30%
Expected volatility	77.09 – 77.29%
Stock price per share	$0.08

Effective September 25, 2021, a non-related party purchased a pre-funded common stock purchase warrant for $2,500. The purchaser is entitled at any time on or after September 25, 2023 to subscribe for and purchase up to 31,250 common shares of the Company at an exercise price of $0.08 per share. The warrant expires when exercised in full and contains a cashless exercise feature as defined in the warrant agreement.

NOTE 10. SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has disclosed the following:

Employment Agreement

Effective January 1, 2023, the Company and Ryan Davies, President and Chief Executive Officer entered into an employment agreement pursuant to which Mr. Davies will receive an annual salary of $277,000, payable monthly at $23,083. The agreement provides a bonus based on milestones to be determined by the Company’s Board of Directors. The agreement may be terminated at any time by either party upon written notice. If employment is terminated by the Company without cause, the Company shall pay Mr. Davies a severance amount equal to six months of base salary. The Independent Contractor Agreement of Mr. Davies effective October 21, 2021 (see Note 8) was terminated effective December 31, 2022.

Stock Options

On February 7, 2023, the Company granted Byron Elton, a member of the Company’s Board of Directors, non-qualified options to purchase 500,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire February 7, 2033.

On February 7, 2023, the Company granted a consultant non-qualified options to purchase 108,000 shares of common stock at an exercise price of $0.08 per share. The options vest over a period of 36 months and expire February 7, 2033.

Marketing Agreement

On February 3, 2023, the Company entered into a marketing agreement with an initial 90 day foundational phase requiring $60,000 and a monthly retainer of $20,000 for ongoing management of all marketing campaigns as outlined in the agreement.

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PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Agreement with Dalmore Group, LLC dated October 23, 2023*

1.2	Dalmore Direct Agreement with Dalmore Technology, LLC dated October 23, 2023*

2.1	Articles of Incorporation dated March 26, 2021*

2.2	Certificate of Amendment to the Articles of Incorporation dated January 24, 2022*

2.3	Bylaws*

3.1	Certificate of Designation of Series A Preferred Stock of CancerVax, Inc.*

3.2	Series A Securities Purchase Agreement between CancerVax, Inc. and Bountiful Capital, LLC dated March 30, 2021*

3.3	Investor Rights Agreement between CancerVax, Inc. and Bountiful Capital, LLC dated October 1, 2021*

3.4	Right of First Refusal and Co-Sale Agreement by and among CancerVax, Inc., Bountiful Capital, LLC and certain Key Holders dated October 1, 2021*

3.5	Certificate of Designation of Series B Preferred Stock of CancerVax, Inc.*

3.6	Series B Securities Purchase Agreement between CancerVax, Inc. and Bountiful Capital, LLC dated October 13, 2023*

4.1	Form of Investor Subscription Agreement*

10.1	Sponsored Research Agreement with University of California Los Angeles dated May 12, 2021*

10.2	Evaluation License and Option Agreement with the Regents of the University of California dated July 1, 2022*

10.3	Sponsored Research Agreement with University of California Los Angeles dated August 1, 2022*

10.4	Employment Agreement with Ryan Davies as of January 1, 2023*

10.5	Independent Contractor Agreement with Ryan Davies as of October 21, 2021*

10.6	Independent Contractor Agreement with Carla Miller as of April 1, 2021 *

10.7	Employment Agreement with Byron Elton as of April 1, 2023*

11	Consent of M&K CPAS PLLC *

12	Opinion of Brunson Chandler & Jones, PLLC *

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, State of Utah, on March 11, 2024.

CancerVax, INC.

By:	/s/ Byron Elton
Byron Elton
Chief Executive Officer, President

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Ryan Davies
Ryan Davies
Chairman of the Board

/s/ Carla Miller
Carla Miller
Director

/s/ Byron Elton
Byron Elton
Director

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